UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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The Toro Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Toro Company
8111 Lyndale Avenue South, Bloomington, Minnesota 55420-1196 Telephone (952) 888-8801

Michael J. Hoffman
Chairman and CEO

February 3, 2009

Dear Fellow Shareholders:

I am pleased to invite you to join us for The Toro Company 2009 Annual Meeting of Shareholders to be held on Wednesday, March 18, 2009, at 1:30 p.m., Central Daylight Time, at our corporate offices. Details about the annual meeting, nominees for election to the Board of Directors and other matters to be acted on at the annual meeting are presented in the Notice of Annual Meeting and proxy statement that follow.

It is important that your shares be represented at the 2009 Annual Meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Accordingly, please exercise your right to vote by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received an electronic or paper copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the proxy statement.

On behalf of your Toro Board of Directors and Management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

Michael J. Hoffman

Your vote is important. Please exercise your right to vote as soon as possible by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received an electronic or paper copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the proxy statement. By doing so, you may save us the expense of additional solicitation.

You can also help us make a difference by eliminating paper proxy mailings. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card or Notice Regarding the Availability of Proxy Materials. Your consent to receive shareholder materials electronically will remain in effect until canceled.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The Toro Company 2009 Annual Meeting of Shareholders will be held on Wednesday, March 18, 2009, at 1:30 p.m., Central Daylight Time, at our corporate offices located at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, for the following purposes:

  1.
  To elect as directors the three (3) nominees named in the attached proxy statement, each to serve for a term of three years ending at the 2012 Annual Meeting of Shareholders;

  2.
  To approve an amendment to The Toro Company 2000 Directors Stock Plan to increase the number of shares of our common stock authorized for issuance under the plan by 65,000;

  3.
  To ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2009; and

  4.
  To transact any other business properly brought before the 2009 Annual Meeting or any adjournment or postponement of the 2009 Annual Meeting.

        We are not currently aware of any other business to be brought before the annual meeting. Shareholders of record at the close of business on January 23, 2009, the record date, will be entitled to vote at the annual meeting or at any adjournment or postponement of the annual meeting.

        A shareholder list will be available at our corporate offices beginning March 6, 2009, during normal business hours for examination by any shareholder registered on our stock ledger as of the record date for any purpose germane to the annual meeting.

        Since a majority of the outstanding shares of our common stock must be represented either in person or by proxy to constitute a quorum for the conduct of business, please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received an electronic or paper copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the proxy statement.

February 3, 2009
BY ORDER OF THE BOARD OF DIRECTORS

TIMOTHY P. DORDELL Vice President, Secretary and General Counsel

i

ii

THE TORO COMPANY
8111 Lyndale Avenue South
Bloomington, Minnesota 55420-1196

PROXY STATEMENT
2009 ANNUAL MEETING OF SHAREHOLDERS
WEDNESDAY, MARCH 18, 2009
1:30 p.m. Central Daylight Time

        The Toro Company Board of Directors is using this proxy statement to solicit your proxy for use at The Toro Company 2009 Annual Meeting of Shareholders to be held at 1:30 p.m., Central Daylight Time, on Wednesday, March 18, 2009. We intend to mail Notices Regarding the Availability of Proxy Materials for the annual meeting and make proxy materials available to shareholders (or for certain shareholders and for those who request it, a paper copy of this proxy statement and the form of proxy) on or about February 3, 2009. Please note that references in this proxy statement to "Toro," the "Company," "we," "us," "our" and similar terms refer to The Toro Company.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on Wednesday, March 18, 2009.

        This proxy statement and our 2008 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2008, are available at www.thetorocompany.com/proxy.

        Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials to certain of our shareholders of record and beneficial owners (excluding those beneficial owners who hold our stock in The Toro Company Investment, Savings and Employee Stock Ownership Plan and those record and beneficial owners who have previously have requested that they receive electronic or paper copies of our proxy materials). All shareholders will have the ability to access our proxy materials on the website referred to in the Notice Regarding the Availability of Proxy Materials or request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or to request a printed copy of our proxy materials may be found in the Notice Regarding the Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Date, Time and Place of the Meeting

        The annual meeting will be held on Wednesday, March 18, 2009, at 1:30 p.m., Central Daylight Time, at our corporate offices located at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196.

 Purposes of the Meeting

        The purposes of the annual meeting are to vote on the following:

  1.
  To elect as directors the three (3) nominees named in the attached proxy statement, each to serve for a term of three years ending at the 2012 Annual Meeting of Shareholders;

  2.
  To approve an amendment to The Toro Company 2000 Directors Stock Plan to increase the number of shares of our common stock authorized for issuance under the plan by 65,000;

  3.
  To ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2009; and

  4.
  To transact any other business properly brought before the 2009 Annual Meeting or any adjournment or postponement of the 2009 Annual Meeting.

Who Can Vote

        Shareholders of record at the close of business on January 23, 2009, the record date, will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement of the annual meeting. As of January 23, 2009, there were 36,378,802 shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each matter to be voted on at the annual meeting. Shares of our common stock that are held by us in our treasury are not counted as shares outstanding and will not be voted.

        Dividend Reinvestment Plan Shares.    If you are a participant in our Dividend Reinvestment Plan, the number of shares shown on your proxy card includes shares you hold in that plan.

        Employee Benefit Plan Shares.    If you are a participant in a Toro employee benefit plan that allows participant-directed voting of our common stock held in that plan, the number of shares shown on your proxy card includes shares you hold in that plan, as well as shares you own of record, if any. The trustee for each plan will cause votes to be cast confidentially in accordance with your instructions. Plan shares not voted by participants will be voted by the trustee in the same proportion as the votes actually cast by participants, in accordance with the terms of the respective plans.

How You Can Vote

        Your vote is important. If you are a shareholder whose shares are registered in your name, you may vote your shares in person at the meeting or by one of the three following methods:

  •
  Vote by Internet, by going to the web address www.proxyvote.com and following the instructions for Internet voting shown on your proxy card, voting instruction form or Notice Regarding the Availability of Proxy Materials.

  •
  Vote by Telephone, by dialing (800) 690-6903 and following the instructions for telephone voting shown on your proxy card.

  •
  Vote by Proxy Card, by completing, signing, dating and mailing your proxy card in the envelope provided if you received a paper copy of these proxy materials. If you vote by Internet or telephone, please do not mail your proxy card.

        If your shares are held in "street name" (through a broker, bank or other nominee), you may receive a separate voting instruction form with this proxy statement or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or by telephone.

        If you return your signed proxy card or use Internet or telephone voting before the annual meeting, the named proxies will vote your shares as you direct. You have three choices on each matter to be voted on. For the election of directors, you may:

  •
  Vote FOR all of the nominees;

  •
  WITHHOLD your vote from all nominees; or

  •
  WITHHOLD your vote from one or more nominees you designate.

For each of the other proposals, you may:

  •
  Vote FOR the proposal;

  •
  Vote AGAINST the proposal; or

  •
  ABSTAIN from voting on the proposal.

        If you send in your proxy card or use Internet or telephone voting, but do not specify how you want to vote your shares, the proxies will vote your shares FOR all of the nominees for election to the Board of Directors in Proposal One—Election of Directors, FOR Proposal Two—Amendment of The Toro Company 2000 Directors Stock Plan and FOR Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm.

How Does the Board Recommend that I Vote

        The Board of Directors unanimously recommends that you vote:

  •
  FOR all of the nominees for election to the Board of Directors in Proposal One—Election of Directors,

  •
  FOR Proposal Two—Amendment of The Toro Company 2000 Directors Stock Plan, and

  •
  FOR Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm.

How You May Revoke or Change Your Vote

        If you are a shareholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

  •
  Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or completing, signing, dating and returning a proxy card;

  •
  Sending written notice of revocation to our Vice President, Secretary and General Counsel; or

  •
  Attending the annual meeting and voting by ballot.

        If you hold your shares through a broker, bank or other nominee, you may revoke your proxy by following instructions the broker, bank or other nominee provides.

Quorum Requirement

        The presence at the annual meeting, in person or represented by proxy, of a majority of the outstanding shares of our common stock as of the record date will constitute a quorum for the transaction of business at the annual meeting. Shares represented by proxies marked "Abstain" or "Withheld" and "broker non-votes" are counted in determining whether a quorum is present. A "broker non-vote" is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on some types of proposals and has not received instructions from its client as to how to vote on a particular proposal.

Vote Required

        Under Delaware law, in the absence of a provision in our Restated Certificate of Incorporation or Amended and Restated Bylaws to the contrary, the affirmative vote of a plurality of shares of our common stock as of the record date present in person or represented by proxy at the annual meeting is required for the election of directors under Proposal One—Election of Directors. Under our Amended and Restated Bylaws, if a majority of the votes of the shares present in person or represented by proxy at the annual meeting are designated to be "Withheld" from or are voted "Against" a nominee for director in an uncontested election, that director must tender his or her resignation for consideration by the Nominating & Governance Committee. The Nominating & Governance Committee then must evaluate the best interests of Toro and its shareholders and recommend action to be taken by the Board with respect to such tendered resignation.

        Proposal Two—Amendment of The Toro Company 2000 Directors Stock Plan and Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm will be decided by the affirmative vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the annual meeting; provided, however, that for Proposal Two—Amendment of The Toro Company 2000 Directors Stock Plan, under New York Stock Exchange, or NYSE, rules, the total votes cast must represent over 50% in interest of all securities entitled to vote on the proposal.

        Under NYSE rules, if your shares are held in "street name" and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain "routine" matters that include the election of directors (Proposal One—Election of Directors) and the ratification of the selection of our independent registered public accounting firm (Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm). If you do not direct your broker how to vote on Proposal Two—Amendment of The Toro Company 2000 Directors Stock Plan, your broker may not exercise discretion and may not vote your shares. This is called a "broker non-vote." Broker non-votes are not considered to be "entitled to vote" or "votes cast" on Proposal Two—Amendment of The Toro Company 2000 Directors Stock Plan and, therefore, will not be counted as a vote either "For" or "Against" the proposal and will not be included in determining the total votes cast on that matter. As a result, broker non-votes can have the effect of a vote "Against" the proposal, if at least 50% of the outstanding shares of our common stock, excluding the broker non-votes, are not voted on the proposal. Proxies marked "Abstain" or "Withheld" will be counted in determining the total number of shares "entitled to vote" and "votes cast" on each of the proposals and have the effect of a vote "Against" the proposal.

Discretionary Voting and Adjournments

        We are not currently aware of any business to be acted upon at the 2009 Annual Meeting other than that described in this proxy statement. If, however, other matters are properly brought before the annual meeting, or any adjournment or postponement of the annual meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your common stock or act on those matters according to their best judgment, including to adjourn the annual meeting.

        Adjournment of the 2009 Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common stock representing a majority of the votes present in person or by proxy at the annual meeting, whether or not a quorum exists, without further notice other than by an announcement made at the annual meeting. We do not currently intend to seek an adjournment of the annual meeting.

Procedures at the 2009 Annual Meeting

        The presiding officer at the annual meeting will determine how business at the annual meeting will be conducted. Only nominations and other proposals brought before the annual meeting in accordance with the advance notice and information requirements of our Amended and Restated Bylaws will be considered. Specifically, under our Amended and Restated Bylaws, complete and timely written notice of a proposed nominee for election to our Board at the 2009 Annual Meeting or a proposal for any other business to be brought before the 2009 Annual Meeting must have been given to our Vice President, Secretary and General Counsel not later than December 11, 2008, nor earlier than November 11, 2008. Additionally, such notice must have contained the specific information required by our Amended and Restated Bylaws including, among other things, information about any proposed nominee and his or her relationships with the shareholder submitting the nomination; information about any agreements, arrangements or understandings the shareholder may have with any proposed nominee or other parties relating to the nomination or other proposal; and information about the interests that the shareholder has related to Toro and our shares, including as a result of, among other things, derivative securities, voting arrangements, short positions or other interests. Such information was required to be updated as of January 23, 2009, the record date for the 2009 Annual Meeting, and is required to be updated as of March 6, 2009, the date that is eight business days prior to the date of the 2009 Annual Meeting. This summary information regarding our Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which can be found on our website at www.thetorocompany.com (select the "Investor Information" link and then the "Corporate Governance" link) or are available upon request to our Vice President, Secretary and General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at (888) 237-3054, or by email to invest@toro.com.

 STOCK OWNERSHIP

Certain Beneficial Owners

        The following table sets forth information as to entities that have reported to the SEC or have advised us that they are a beneficial owner, as defined by the SEC's rules and regulations, of more than five percent of our outstanding common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)

Common Stock	Neuberger Berman Inc. Neuberger Berman, LLC 605 Third Avenue New York, NY 10158	3,931,546	(2)	10.80%
Common Stock	Wellington Management Company, LLP 75 State Street Boston, MA 02109	3,418,990	(3)	9.39%
Common Stock	Mairs and Power, Inc. 332 Minnesota Street W-1520 First National Bank Building St. Paul, MN 55101	2,169,726	(4)	5.96%

(1)
Percent of class is based on 36,378,802 shares outstanding as of January 23, 2009.

(2)
Neuberger Berman Inc. and Neuberger Berman, LLC, investment advisers, filed a Schedule 13G with the SEC on July 10, 2008, reflecting beneficial ownership as of June 30, 2008 for each entity of 3,931,546 shares of our common stock, with each entity having sole voting power with respect to 56,793 shares, shared voting power with respect to 3,301,015 shares, and shared dispositive power with respect to 3,931,546 shares.

(3)
Wellington Management Company, LLP, an investment adviser, filed a Schedule 13G with the SEC on February 14, 2008, reflecting beneficial ownership as of December 31, 2007, of 3,418,990 shares of our common stock, with shared voting power with respect to 3,143,990 shares and shared dispositive power with respect to 3,390,390 shares.

(4)
Mairs and Power, Inc., an investment adviser, filed a Schedule 13G/A with the SEC on February 14, 2008, reflecting beneficial ownership as of December 31, 2007, of 2,169,726 shares of our common stock, with sole voting power with respect to 1,890,200 shares and sole dispositive power with respect to 2,169,726 shares.

 Directors and Executive Officers

        The following table sets forth information known to us regarding the beneficial ownership of our common stock as of January 23, 2009 by (i) each of our directors and nominees for director, (ii) our "principal executive officer," "principal financial officer" and the next three most highly compensated executive officers named in the "Summary Compensation Table" on page 44 (we collectively refer to these persons as our "named executive officers"), and (iii) all directors and executive officers as a group, including our named executive officers.

Name	Amount and Nature of Beneficial Ownership of Common Stock(1)(2)	Common Stock Beneficially Owned as a Percent of Common Stock Outstanding(3)

Directors:
Robert C. Buhrmaster	38,479	*
Winslow H. Buxton	61,439	*
Janet K. Cooper	27,449	*
Gary L. Ellis	5,627	*
Katherine J. Harless	21,596	*
Robert H. Nassau	25,593	*
Gregg W. Steinhafel	37,898	*
Inge G. Thulin	2,783	*
Christopher A. Twomey	37,426	*
Named Executive Officers:
Michael J. Hoffman	575,668	1.56%
Stephen P. Wolfe	432,068	1.18%
Dennis P. Himan	160,817	*
Peter M. Ramstad	15,548	*
Timothy P. Dordell	15,313	*
All Directors and Executive Officers as a group (24)	2,028,909	5.44%

*
Less than one percent of the outstanding shares of our common stock

(1)
Shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares (a) the power to vote or direct the voting of such shares, or (b) the power to dispose or direct the disposition of such shares. Except as otherwise indicated, the persons in this table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable and subject to the information contained in the footnotes to this table.

(2)
"Beneficial ownership" also includes shares that a person has the right to acquire within 60 days of January 23, 2009 and, as such, includes the following shares that may be acquired upon exercise of options within 60 days of January 23, 2009, shares allocated to executive officers under The Toro Company Investment, Savings and Employee Stock Ownership Plan, or IS&ESOP, and common stock units, matching units and performance share units, collectively referred to as units, credited under The Toro Company Deferred Compensation Plan for Non-Employee Directors and The Toro Company Deferred Compensation Plan for Officers. Directors and executive officers have no voting power with respect to units credited under these deferred compensation plans.

Name	Options	IS&ESOP	Units under the Deferred Compensation Plan for Non-Employee Directors	Units under the Deferred Compensation Plan for Officers

Directors:
Robert C. Buhrmaster	10,606	—	4,000	—
Winslow H. Buxton	10,606	—	2,154	—
Janet K. Cooper	10,606	—	9,538	—
Gary L. Ellis	3,060	—	0	—
Katherine J. Harless	10,606	—	0	—
Robert H. Nassau	9,272	—	14,769	—
Gregg W. Steinhafel	10,606	—	1,231	—
Inge G. Thulin	875	—	536	—
Christopher A. Twomey	10,606	—	2,154	—
Named Executive Officers:
Michael J. Hoffman	329,334	30,277	—	46,088
Stephen P. Wolfe	107,752	27,581	—	241,422
Dennis P. Himan	27,134	1,174	—	109,090
Peter M. Ramstad	13,933	1	—	0
Timothy P. Dordell	13,480	1	—	0
All Directors and Executive Officers as a group (24)	896,771	110,268	34,381	460,239
(3)
Percentages are calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Percentage calculations assume, for each person and the group, that all shares that may be acquired by such person or group pursuant to options or other rights currently exercisable or that become exercisable within 60 days following January 23, 2009, are outstanding for the purpose of computing the percentage of common stock owned by such person or group. However, those unissued shares of common stock described above are not deemed to be outstanding for calculating the percentage of common stock owned by any other person.

(4)
Includes shares held in trusts for estate planning purposes as follows: 48,679 shares for Mr. Buxton, 24,666 shares for Mr. Twomey, 55,312 shares for Mr. Wolfe, 23,419 shares for Mr. Himan, 1,832 shares for Mr. Dordell and 153,908 shares by all directors and executive officers as a group. Each of Messrs. Buxton, Twomey, Wolfe, Himan and Dordell has shared voting and investment power with respect to the shares held in trust. Additionally, includes 7,305 shares pledged by Ms. Cooper under the terms of a credit agreement under which there were no amounts outstanding as of January 23, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

        The rules of the SEC require us to disclose the identity of directors and executive officers who did not file on a timely basis reports required by Section 16 of the Securities Exchange Act of 1934, as amended. Based on review of reports filed by these reporting persons on the SEC's electronic filing, or EDGAR, system and written representations by our directors and executive officers, we believe that all of our directors, executive officers and greater than 10% owners complied with all filing requirements applicable to them during our fiscal year ended October 31, 2008, or fiscal 2008, except that (i) a Form 5 reporting a gift of common stock on January 18, 2007, by William E. Brown, Jr., Vice President, Consumer and LCB, was not filed on a timely basis but such transaction was subsequently reported on a Form 4 on July 29, 2008, and (ii) Forms 4 reporting open market sales on December 30, 2004, March 18, 2005, May 9, 2005, September 7, 2005 and December 1, 2005, by Mark B. Stinson, General Manager, Exmark, were not filed on a timely basis but such transactions were subsequently reported on a Form 4 on July 29, 2008.

 PROPOSAL ONE—ELECTION OF DIRECTORS

Number of Directors; Board Structure

        Our Restated Certificate of Incorporation provides that our Board of Directors may be comprised of between eight and 12 directors. Our Board is currently comprised of 10 directors. As provided in our Restated Certificate of Incorporation, our Board is divided into three staggered classes of directors of the same or nearly the same number, with each class elected in a different year for a term of three years. Our current directors and their respective terms are as follows:

Term ending at 2009 Annual Meeting	Term ending at 2010 Annual Meeting	Term ending at 2011 Annual Meeting

Janet K. Cooper	Robert C. Buhrmaster	Katherine J. Harless
Gary L. Ellis	Winslow H. Buxton	Michael J. Hoffman
Gregg W. Steinhafel	Robert H. Nassau	Inge G. Thulin
Christopher A. Twomey

        The Board has nominated each of Janet K. Cooper, Gary L. Ellis and Gregg W. Steinhafel for election to the Board to serve for a three-year term ending at the 2012 Annual Meeting.

Nominees for Director

        The three nominees for election to the Board to serve for a three-year term ending at the 2012 Annual Meeting are Janet K. Cooper, Gary L. Ellis and Gregg W. Steinhafel. Each of these nominees is a current member of the Board and has consented to serve if elected. Proxies can only be voted for the number of persons named as nominees in this proxy statement, which is three.

Board Recommendation

        The Board of Directors unanimously recommends a vote FOR the election to the Board of the three nominees for director.

        If prior to the annual meeting the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees and Continuing Directors

        The following information with respect to the business experience of nominees for election to the Board and the members of the Board who will continue to serve as our directors has been furnished by the nominee or director or obtained from our records.

  Nominees for Election to the Board—Term Ending at the 2009 Annual Meeting

        Janet K. Cooper, age 55.    Former Senior Vice President and Treasurer of Qwest Communications International Inc., Denver, Colorado (telecommunications), serving from September 2002 to June 2008. First elected to the Toro Board in 1994, she is the Chair of the Audit Committee and a member of the Finance Committee. Ms. Cooper is a director of Lennox International Inc. and MWH, a private firm that provides environmental engineering, construction and strategic consulting services worldwide.

        Gary L. Ellis, age 52.    Senior Vice President and Chief Financial Officer of Medtronic, Inc., Minneapolis, Minnesota (medical technology) since May 2005. From 1999 to May 2005, he served as Vice President, Corporate Controller and Treasurer of Medtronic. First elected to the Toro Board in 2006, he is the Chair of the Finance Committee and a member of the Audit Committee and the Executive Committee.

        Gregg W. Steinhafel, age 54.    Chairman of the Board since February 1, 2009, Chief Executive Officer since May 2008 and President since 1999 of Target Corporation, Minneapolis, Minnesota (retailing). First elected to the Toro Board in 1999, he is a member of the Compensation & Human Resources Committee, the Nominating & Governance Committee and the Executive Committee. Mr. Steinhafel is a director of Target Corporation.

  Continuing Members of the Board—Term Ending at the 2010 Annual Meeting

        Robert C. Buhrmaster, age 61.    Retired since 2004. Chairman from 1998 to 2004 and Chief Executive Officer from 1994 to 2004 of Jostens, Inc., Minneapolis, Minnesota (consumer manufacturing). From 1994 to January 2003, he also served as President of Jostens, Inc. First elected to the Toro Board in 1996, he is a member of the Audit Committee, the Nominating & Governance Committee, the Finance Committee and the Executive Committee and serves as our presiding non-management director. Mr. Buhrmaster is a director of SurModics Inc.

        Winslow H. Buxton, age 69.    Retired since 2002. CEO and Chairman of Pentair, Inc., Golden Valley, Minnesota (diversified manufacturing) from 1993 to April 2002. First elected to the Toro Board in 1998, he is the Chair of the Nominating & Governance Committee and a member of the Audit Committee and Compensation & Human Resources Committee.

        Robert H. Nassau, age 67.    Retired since 2006. Regional Director of Corporate Accounts of F2 Intelligence Group, Minneapolis, Minnesota (consulting) from November 2003 to November 2006. Owner and Chief Executive Officer of Nasly Inc., Lahaina, Hawaii from February 2000 to November 2003. First elected to the Toro Board in 1988, he is a member of the Audit Committee, the Compensation & Human Resources Committee and the Nominating & Governance Committee.

        Christopher A. Twomey, age 60.    Chairman since August 2003 and Chief Executive Officer since 1986 of Arctic Cat Inc., Thief River Falls, Minnesota (recreational vehicle manufacturer). First elected to the Toro Board in 1998, he is the Chair of the Compensation & Human Resources Committee and a member of the Nominating & Governance Committee and the Executive Committee. Mr. Twomey is a director of Arctic Cat Inc.

  Continuing Members of the Board—Term Ending at the 2011 Annual Meeting

        Katherine J. Harless, age 57.    Former President and Chief Executive Officer of Idearc Inc., Dallas/Fort Worth, Texas (publisher of Verizon Yellow Pages and SuperPages.com), serving from November 2006 to February 2008. President of Verizon Information Services Inc. from 2000 to November 2006. First elected to the Toro Board in 2000, she is a member of the Compensation & Human Resources Committee and the Nominating & Governance Committee.

        Michael J. Hoffman, age 53.    Chairman of the Board of Toro since March 2006, Chief Executive Officer since March 2005 and President since October 2004. He also served as Chief Operating Officer from October 2004 to March 2005. From November 2002 to October 2004, he served as Group Vice President, Consumer, Exmark, Landscape Contractor and International Businesses. From May 2001 to October 2002, he served as Group Vice President, Consumer and Landscape Contractor Businesses. First elected to the Toro Board in March 2005, he is the Chair of the Executive Committee and a member of the Finance Committee. Mr. Hoffman is a director of Donaldson Company, Inc.

        Inge G. Thulin, age 55.    Executive Vice President, International Operations of 3M, Saint Paul, Minnesota (diversified technology) since 2003. Area Vice President, Asia Pacific for 3M from 2003 to 2004 and Area Vice President, Europe, Central/East Europe & Middle East for 3M from 2002 to 2003. First elected to the Toro Board in September 2008, he is a member of the Audit Committee, the Finance Committee and the Executive Committee.

 CORPORATE GOVERNANCE

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines, which describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Guidelines include: director qualifications, responsibilities, compensation and independence; Board committees; director access to officers and employees; related party transactions; CEO evaluation and succession; and annual performance evaluations. Our Corporate Governance Guidelines provide, among other things, that:

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  The Board will have a majority of directors who meet the criteria for independence required by the NYSE.

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  Individual directors who significantly change the responsibility they held when they were elected to the Board should offer his or her resignation in writing to provide an opportunity for the Board, through the Nominating & Governance Committee, to review the continued appropriateness of Board membership under the circumstances.

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  No director may serve on boards of directors of more than four publicly held companies without the approval of the Nominating & Governance Committee.

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  No director who is an active full-time employee of Toro may serve as a director of more than two other publicly held companies and there may be no interlocking board memberships without the approval of the Nominating & Governance Committee.

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  While the Board does not believe it should establish age limits, any director who has attained the age of 70 should volunteer not to stand for re-election.

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  Within five years of joining the Board, each director is expected to own a dollar value of our common stock equal to at least two times the amount of the director's annual cash retainer for Board service.

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  The non-management directors will meet in regularly scheduled executive sessions without management.

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  The Board will maintain an Audit Committee, Compensation & Human Resources Committee and Nominating & Governance Committee at all times.

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  The Board will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively.

        Our Corporate Governance Guidelines can be found on our website at www.thetorocompany.com (select the "Investor Information" link and then the "Corporate Governance" link) or are available upon request to our Vice President, Secretary and General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at (888) 237-3054, or by email to invest@toro.com. From time to time, the Board, upon recommendation of the Nominating & Governance Committee, reviews and updates our Corporate Governance Guidelines as it deems necessary and appropriate.

 Director Independence

        The Board, upon recommendation of the Nominating & Governance Committee, has affirmatively determined that each director who served as a member of our Board during fiscal 2008 (Ronald O. Baukol, Robert C. Buhrmaster, Winslow H. Buxton, Gary L. Ellis, Janet K. Cooper, Katherine J. Harless, Robert H. Nassau, Gregg W. Steinhafel, Inge G. Thulin and Christopher A. Twomey), other than Michael J. Hoffman, our Chairman and CEO, is independent in that each such person has no material relationship with Toro, our management or our independent registered public accounting firm, and otherwise meets the independence and other requirements of the listing standards of the NYSE, the rules and regulations of the SEC and applicable law. The Board determined that Michael J. Hoffman is not independent due to his status as an executive officer of Toro. The Board based its independence determination, in part, upon a review by the Nominating & Governance Committee of certain transactions between us and the employers of certain of our directors, including 3M, Arctic Cat Inc., Medtronic, Inc. and Target Corporation. Each of these transactions was deemed to be pre-approved under our Corporate Governance Guidelines, in that each such transaction was made in the ordinary course of business, at arm's length, at prices and on terms customarily available to unrelated third party vendors or customers generally, in amounts that are not material to our business or the business of such unaffiliated corporation, and in which the director had no direct or indirect personal interest, nor received any personal benefit.

Presiding Non-Management Director; Executive Sessions

        Robert C. Burhmaster is our presiding non-management director. Our presiding non-management director serves as the chair at independent sessions of the non-management directors. Six regular meetings of the Board are held each year and at each regular Board meeting our non-management directors meet in executive session without management present.

Director Attendance

        The Board held six meetings during fiscal 2008 and took action by written consent once in fiscal 2008. Each incumbent director attended at least 75% of the aggregate total number of meetings held by the Board and all committees on which he or she served.

        It is our policy that all directors should attend our annual meeting of shareholders and we customarily schedule a regular Board meeting on the same day as the annual meeting. Each of our directors attended the 2008 annual meeting.

Board Committees

        The Board has five committees with the principal functions and membership described below. Each committee, except the Executive Committee, has a charter which is posted on our website at www.thetorocompany.com (select the "Investor Information" link and then the "Corporate Governance" link). Copies of each committee charter are also available upon request to our Vice President, Secretary and General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at (888) 237-3054, or by email to invest@toro.com.

        The following table summarizes the current membership of each of our five Board committees. Each of the members of the Audit Committee, Compensation & Human Resources Committee and Nominating & Governance Committee meets the "independence" and other requirements established by the listing standards of the NYSE, the rules and regulations of the SEC, and the Internal Revenue Code of 1986, as amended, or the Code, as applicable.

Director	Audit	Compensation & Human Resources	Nominating & Governance	Finance	Executive

Robert C. Buhrmaster	✓		✓	✓	✓
Winslow H. Buxton	✓	✓	Chair
Janet K. Cooper	Chair			✓
Gary L. Ellis	✓			Chair	✓
Katherine J. Harless		✓	✓
Michael J Hoffman				✓	Chair
Robert H. Nassau	✓	✓	✓
Gregg W. Steinhafel		✓	✓		✓
Inge G. Thulin	✓			✓	✓
Christopher A. Twomey		Chair	✓		✓

        Audit Committee.    The Audit Committee oversees our accounting and financial reporting processes and audits of our financial statements. The Audit Committee assists the Board in oversight of the quality and integrity of our financial reports, our compliance with legal and regulatory requirements, our independent auditor's qualifications and independence and the performance of our internal audit function, as well as accounting and reporting processes. More specifically, the Audit Committee's duties and responsibilities include, among others:

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  Reviewing and evaluating, at least annually, the qualifications, independence and performance of our independent public accountants and selecting, engaging, retaining, compensating and, where appropriate, replacing our outside auditor;

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  Reviewing and approving in advance the scope, magnitude and budgets of all examinations of our financial statements by our independent auditor;

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  Reviewing and approving in advance the retention of our independent auditor for all types of audit and permitted non-audit services to be performed by our independent public accountants, approving the fees for such services and establishing pre-approval policies and procedures to retain our independent auditor for additional non-audit services;

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  Meeting with our independent public accountants periodically without Toro representatives present to discuss internal controls and accuracy and completeness of our financial statements;

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  Reviewing our general policies and procedures with respect to accounting and financial matters and internal controls;

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  Reviewing the annual audit plans of our internal audit group and its capability to perform its duties, including its organization, staffing and independence and reviewing significant comments and recommendations of the internal audit group and management's responses;

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  Reviewing our Code of Conduct and our Code of Ethics for our CEO and Senior Financial Officers, as well as policies and procedures for the receipt, retention and treatment of complaints from employees on accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

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  Receiving analyses and comments regarding accounting pronouncements which might affect our company;

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  Reviewing results of audits with our independent public accountants and management with a focus on difficulties encountered, material errors or irregularities, weaknesses in internal controls and similar issues, and notifying the Board of major problems or deficiencies discovered in carrying out the Audit Committee's duties;

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  Reviewing with management and our independent auditor any correspondence with regulators or governmental agencies and any significant employee complaints or published reports that raise material issues regarding our financial statements or accounting policies;

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  Discussing our annual audited financial statements and quarterly financial statements with management and our independent auditor, including our independent auditors' audit or review of such financial statements;

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  Reviewing the type and presentation of information included in our earnings releases and any financial information or earnings guidance provided to financial analysts and rating agencies; and

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  Reviewing our policies with respect to risk assessment and risk management, including our major financial risk exposures and management's efforts to monitor and control such exposures.

        The Audit Committee reviews the adequacy of its charter and its own performance on an annual basis.

        The Board has determined that all members of the Audit Committee, in addition to being independent under the listing standards of the NYSE and the rules and regulations of the SEC, are financially literate and that Audit Committee Chair, Janet K. Cooper, meets the definition of "audit committee financial expert" as a result of her experience in senior corporate executive positions with financial oversight responsibilities, including her previous experience as the Senior Vice President and Treasurer of Qwest Communications International Inc. and as the Chief Financial Officer and Senior Vice President of Finance and Administration of McDATA Corporation, as well as other finance positions with Qwest Communications International Inc. and The Quaker Oats Company. Shareholders should understand that this designation is an SEC disclosure requirement related to Ms. Cooper's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon her any duties, obligations or liability greater than are generally imposed on her as a member of the Audit Committee and the Board, and her designation as a financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Other members of the Audit Committee who are currently serving or have served as chief executive officers or chief financial officers of other public companies may also be considered financial experts, but the Board has not so designated them.

        The Audit Committee held 11 meetings during fiscal 2008. At five of these meetings, the Audit Committee met in private session with our independent registered public accounting firm and independently without management present. At four of these meetings, the Audit Committee met in separate private sessions with senior management and the director of internal audit. Additional information regarding the Audit Committee and our independent registered public accounting firm is disclosed under the heading "Audit Committee Report" beginning on page 71 and under Proposal Three—Ratification of Selection of Independent Registered Public Accounting Firm beginning on page 70.

        Compensation & Human Resources Committee.    The Compensation & Human Resources Committee is responsible for discharging the Board's responsibilities relating to compensation of our CEO and all of our elected executive officers and reviewing and monitoring our human resource and organizational matters. The Compensation & Human Resources Committee has overall responsibility for approving and evaluating all of our compensation plans, policies and programs, as well as our philosophy and strategy, as they affect the CEO, elected officers, other executives and management employees. More specifically, the Compensation & Human Resources Committee's duties and responsibilities include, among others:

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  Having sole authority to retain and terminate any external compensation consultant used to assist the Compensation & Human Resources Committee in the evaluation of the CEO or elected officer compensation, including approval of fees to be paid to the consultant;

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  Reviewing and approving on an annual basis corporate goals and objectives relevant to the CEO's compensation, evaluating the CEO's performance in light of those goals and objectives and recommending to the Board the overall compensation levels for the CEO based on such evaluation;

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  Reviewing and approving the annual base salaries, annual incentive opportunities and other compensation arrangements of the CEO and all other elected officers;

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  Reviewing and monitoring all compensation and significant benefit plans that affect all employees and annually approving overall employee salary policies, as well as equity-based programs for all categories of employees;

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  Reviewing the stock ownership guidelines for the CEO, elected officers and other executives and reviewing and recommending any proposed changes in director stock ownership guidelines to the Nominating & Governance Committee;

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  Reviewing, approving and administering executive compensation plans, incentive compensation plans and equity-based plans and monitoring compliance with NYSE shareholder approval requirements regarding equity compensation plans;

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  Monitoring employee organizational and corporate culture plans and strategies to ensure alignment with our beliefs and philosophies, including key initiatives that are designed to reinforce and strengthen our core values; and

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  Reviewing and recommending any proposed changes in director compensation to the Nominating & Governance Committee.

        The Compensation & Human Resources Committee reviews the adequacy of its charter and its own performance on an annual basis. The Compensation & Human Resources Committee held four meetings during fiscal 2008. At three of these meetings, the Compensation & Human Resources Committee met in private session without management present.

        Determining Executive Compensation.    At the beginning of each fiscal year, the Compensation & Human Resources Committee reviews and approves compensation for each of our named executive officers, including any increase to base salary; annual incentive targets and financial business goals for the current fiscal year; and long-term incentive awards for the current fiscal year. Additionally, the Compensation & Human Resources Committee certifies the achievement at the level presented at the meeting of financial business goals and performance goals established by the Committee at the beginning of the prior fiscal year and approves annual incentive payouts and long-term incentive payouts for the prior fiscal year.

        The Compensation & Human Resources Committee has the sole authority to retain and terminate any external compensation consultant to be used to assist it in the evaluation of the compensation paid to our CEO or other executive officers, including the sole authority to approve the consultant's fees and the other terms and conditions of the consultant's retention. The Compensation & Human Resources Committee has retained Towers Perrin to assist in the design and review of our executive compensation program. Additionally, from time to time, the Compensation & Human Resources Committee has engaged Towers Perrin in connection with its review of board of director compensation and to assist with stock option plan review. Towers Perrin does not provide any services to the company other than those for which it has been retained by the Compensation & Human Resources Committee. A representative from Towers Perrin periodically attends meetings of the Compensation & Human Resources Committee as a resource for the committee in carrying out its responsibilities. The Compensation & Human Resources Committee, through its Chair, can request an independent meeting with a representative from Towers Perrin at any time. The Compensation & Human Resources Committee also has the authority to obtain advice and assistance from external legal, accounting or other advisors.

        When reviewing and approving compensation for our CEO, the Compensation & Human Resources Committee reviews market data and analysis provided by Towers Perrin and recommendations from our human resources staff regarding corporate and division performance, tenure in the position and outside market factors, including general economic conditions. The Chair of the Compensation & Human Resources Committee also coordinates a performance evaluation for the CEO based on feedback from all non-employee directors in connection with the ratification of CEO compensation by the Board. When reviewing and approving compensation for each other named executive officer, the Compensation & Human Resources Committee reviews market data and analysis provided by Towers Perrin and recommendations from our CEO and our human resources staff regarding individual and corporate performance, tenure in the position and outside market factors, including general economic conditions. For information on the compensation of our named executive officers, please refer to the "Compensation Discussion and Analysis" beginning on page 30.

        Nominating & Governance Committee.    The Nominating & Governance Committee's duties and responsibilities include, among others:

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  Reviewing and recommending to the Board the numbers of directors to constitute the full Board;

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  Identifying individuals qualified to become Board members and recommending director nominees for the annual meeting of shareholders;

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  Reviewing and recommending to the Board any proposed change in Board compensation or stock ownership guidelines recommended by the Compensation & Human Resources Committee;

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  Reviewing the adequacy of, and recommending to the Board any proposed changes to, the Corporate Governance Guidelines;

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  Leading the Board in its annual review of the Board's performance; and

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  Recommending director nominees for each Board committee.

        With respect to recommending director nominees for reelection at the annual meeting, the Nominating & Governance Committee, with the participation of the Chairman of the Board, annually polls the members of the Board about each director whose term is expiring. If the Nominating & Governance Committee determines that a director does not continue to have the affirmative support of a majority of the members of the Board, the Nominating & Governance Committee does not recommend the director to stand for reelection.

        In identifying new nominees for election to the Board when vacancies occur, the Nominating & Governance Committee may first solicit recommendations for nominees from persons whom the Nominating & Governance Committee believes are likely to be familiar with candidates having the qualifications, skills and characteristics required for Board nominees from time to time. Such persons may include members of the Board and our senior management. In addition, the Nominating & Governance Committee may engage a search firm to assist it in identifying and evaluating qualified candidates. The Nominating & Governance Committee has sole authority to retain and terminate any search firm to be used to identify director candidates and has sole authority to approve the search firm's fees and other retention terms.

        The Nominating & Governance Committee reviews and evaluates each candidate it believes merits serious consideration, taking into account available information concerning the candidate, any qualifications or criteria for Board membership established by the Board, the existing composition of the Board and other factors that it deems relevant. In conducting its review and evaluation, the Nominating & Governance Committee may solicit the views of management, Board members and any other individuals it believes may have insight into a candidate. The Nominating & Governance Committee may designate one or more of its members and/or other Board members to interview any proposed candidate. The Nominating & Governance Committee will then make a recommendation to the Board based on business experience, professional expertise, industry experience and geographical representation.

        The Nominating & Governance Committee will consider director candidates recommended to it by our shareholders. Those candidates must be highly qualified and exhibit the experience and expertise required of the Board's own pool of candidates, as well as an interest in our business, and have the demonstrated ability to attend and prepare for Board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. The Nominating & Governance Committee will evaluate candidates recommended by shareholders in the same manner as those recommended by others as described above. A shareholder that desires to nominate a person for election to the Board at a meeting of shareholders must follow the specified advanced notice requirements contained in, and provide the specific information required by, our Amended and Restated Bylaws, as described under the heading "Shareholder Proposals and Director Nominations for the 2010 Annual Meeting" on page 73.

        The Nominating & Governance Committee reviews the adequacy of its charter and its own performance on an annual basis. The Nominating & Governance Committee held two meetings during fiscal 2008. At each of these meetings, the Nominating & Governance Committee met in private session without management present.

        Finance Committee.    The Finance Committee's duties and responsibilities include, among others:

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  Reviewing our financial condition, financial policies and long-range financial objectives;

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  Reviewing tax strategies and restructuring projects as developed by management;

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  Reviewing our financing requirements, evaluating management's proposals to support such financing requirements and recommending, as appropriate, specific financing arrangements to the Board;

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  Reviewing and making recommendations to the Board regarding our cash dividend policy and annual cash dividend level;

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  Evaluating the financial impact of acquisition and divestiture transactions on our financial condition and making recommendations to the Board regarding material financial aspects of acquisitions and divestitures;

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  Reviewing management's proposed annual capital budget and certain material capital expenditures;

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  Evaluating the financial integration of acquisitions and post-acquisition return on investment and report to the Board the financial implications of acquisitions;

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  Reviewing our D&O and liability insurance coverage;

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  Reviewing areas of responsibility delegated to our Management Investment Committee, including annual review of the Management Investment Committee charter, financial performance of benefit plan assets and the performance of the Management Investment Committee in the discharge of its duties; and

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  Monitoring our investor relations program.

        The Finance Committee reviews the adequacy of its charter and its own performance on an annual basis. The Finance Committee held two meetings during fiscal 2008. At each of these meetings, the Finance Committee met in private session without management present.

        Executive Committee.    The Executive Committee may exercise all of the powers and authority of the Board, including the power to declare dividends on our common stock, during intervals between meetings of the Board. The Executive Committee did not meet during fiscal 2008.

Director Compensation

        Overview.    Compensation for our non-employee directors is designed to attract and retain experienced and knowledgeable directors and to provide equity-based compensation in order to align the interests of our directors with those of our shareholders. A substantial portion of our director compensation is linked to our common stock performance, and directors can elect to receive their entire Board remuneration in stock compensation. In addition, to further closely align the interests of our directors with those of our shareholders, within five years of joining the Board, each director is expected to own a dollar value of our common stock equal to at least two times the director's annual cash retainer for Board service. As of January 23, 2009, each of our directors who has served for five years or more satisfied these stock ownership guidelines.

        Our compensation for our non-employee directors for fiscal 2008 was comprised of both cash compensation, in the form of annual retainers and meeting fees, and equity compensation, in the form of automatic annual stock awards and automatic annual option grants. Each of these components is described in more detail below. Employee directors do not receive any additional compensation for their director service.

        Processes and Procedures for Consideration and Determination of Director Compensation.    The Board has delegated to the Compensation & Human Resources Committee the responsibility, among other things, to review no less than biannually and recommend any proposed changes in director compensation to the Nominating & Governance Committee, taking into account director compensation at comparable companies. Decisions regarding director compensation made by the Compensation & Human Resources Committee and the Nominating & Governance Committee are not considered final and are subject to final review and approval by the Board.

        Annual Retainers and Meeting Fees.    All non-employee directors (including committee chairs and our presiding non-management director) are entitled to receive the following annual retainers and meeting fees:

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  An annual retainer of $40,000;

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  Board meeting fees of $1,500 per meeting;

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  Committee meeting fees of $1,250 per meeting; and

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  Telephonic meeting fees of $500 per meeting.

        Additionally, committee chairs and our presiding non-management director are entitled to receive the following additional annual retainers and meeting fees:

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  The Audit Committee Chair receives an additional annual retainer of $5,000 and an additional per Audit Committee meeting fee of $2,000;

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  The Compensation & Human Resources Committee Chair receives an additional annual retainer of $5,000 and an additional per Compensation & Human Resource Committee meeting fee of $1,000;

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  The Nominating & Governance Committee Chair receives an additional annual retainer of $2,500 and an additional per Nominating & Governance Committee meeting fee of $1,000;

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  The Finance Committee Chair receives an additional annual retainer of $2,500 and an additional per Finance Committee meeting fee of $1,000; and

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  Our presiding non-management director is entitled to an additional annual retainer of $7,500.

        Annual retainers and meeting fees are paid in cash on a calendar year basis, unless a director elects to convert all or a part of his or her annual retainers and/or meeting fees into shares of our common stock under The Toro Company 2000 Directors Stock Plan, or 2000 Directors Stock Plan, or defer receipt of all or a part of his or her annual retainers and/or meeting fees under The Toro Company Deferred Compensation Plan for Non-Employee Directors. Annual retainers are paid in advance and meeting fees are paid in arrears in four quarterly installments on each of January 1, April 1, July 1 and October 1. For example, the annual retainer paid on January 1 is for the period from January 1 through March 31 and meeting fees paid on January 1 cover meetings attended from October 1 through December 31 of the previous calendar year.

        Robert C. Burhmaster served as our presiding non-management director during fiscal 2008 and the table on page 15 shows on which Board committees the individual directors serve and the Chair of each Board committee.

        Common Stock in Lieu of Annual Retainers and Meeting Fees.    Our non-employee directors may elect to convert all or a part of his or her annual retainers and meeting fees otherwise payable in cash into shares of our common stock under the 2000 Directors Stock Plan. Annual retainers and meeting fees that are earned after the date a director makes an election for a calendar year are issued in December of that year. The number of shares of our common stock to be issued is determined by dividing the dollar amount of annual retainers and meeting fees to be converted into shares of our common stock by the closing price of our common stock, as reported on the NYSE, on the date that the shares are issued. On December 15, 2008, Gary L. Ellis received 2,196 shares of common stock in lieu of $66,000 in annual retainers and meeting fees, Inge G. Thulin received 1,023 shares of common stock in lieu of $30,750 in annual retainers and meeting fees and Ronald O. Baukol, a former director, received 707 shares of common stock in lieu of $21,250 in annual retainers and meeting fees. For Messrs. Ellis and Thulin these annual retainers and fees represented 100% and 50%, respectively, of (a) annual retainers for January 1, 2008 through December 31, 2008, which were accrued in quarterly installments on each of January 1, 2008, April 1, 2008, July 1, 2008 and October 1, 2008, and (b) meeting fees for October 1, 2007 through September 30, 2008, which were accrued in quarterly installments on each of January 1, 2008, April 1, 2008, July 1, 2008 and October 1, 2008. In connection with obtaining the age of 70, as recommended by our Corporate Governance Guidelines, Mr. Baukol retired from the Board at the 2008 Annual Meeting of Shareholders held on March 11, 2008 and, accordingly, these annual retainers and meeting fees represented 100% of (a) annual retainers for January 1, 2008 through March 31, 2008, which was accrued on January 1, 2008, and (b) meeting fees for October 1, 2007 through March 31, 2008, which were accrued in quarterly installments on each of January 1, 2008 and April 1, 2008.

        Stock Awards.    Stock awards are designed to link non-employee director compensation with shareholder interests. On the first business day of our fiscal year (usually November 1), each non-employee director is automatically awarded shares of our common stock under the 2000 Directors Stock Plan in an amount equal to $20,000 divided by the average of the closing prices of our common stock, as reported on the NYSE, during the three months prior to the award. Accordingly, on November 1, 2007, the first business day of fiscal 2008, 349 shares were awarded to each non-employee director based on a three-month average closing price of our common stock, as reported on the NYSE, of $57.2935. The shares awarded are fully vested at the time of grant.

        Stock Option Grants.    Options grants are also designed to link non-employee director compensation with shareholder interests. On the first business day of our fiscal year, each non-employee director is automatically granted an option to purchase shares of our common stock under the 2000 Directors Stock Plan in an amount equal to $40,000 divided by the fair value of an option to purchase one share of common stock. For fiscal 2008, fair value was determined using a binomial valuation method based on the average stock price for the three months prior to the date of grant. Accordingly, on November 1, 2007, each non-employee director was granted an option to purchase 2,623 shares of our common stock, based on a fair value of $16.90. The exercise price per share of these options is equal to 100% of the fair market value of one share of our common stock on the date of grant, which was $53.61 on November 1, 2007. Except as described below, these options vest in three approximately equal installments on each of the first, second and third year anniversaries of the date of grant and remain exercisable for a term of 10 years after the date of grant.

        If a director becomes disabled or dies and the director's outstanding unvested options granted under the 2000 Directors Stock Plan have not previously expired, all outstanding unvested options will vest in full on the date the director's service ceases by reason of such disability or death. In addition, the director's guardian or legal representative may exercise the options not later than the earlier of the date the options expire or one year after the date the director's service ceased by reason of such disability or death.

        If a director has served as a member of the Board for 10 full fiscal years or longer and terminates his or her service on the Board, his or her outstanding unvested options will continue to vest in accordance with their terms and the director may exercise the vested portions of the options for up to four years after the director's date of termination, but not later than the date the options expire. If a director has served as a member of the Board for less than 10 full fiscal years and terminates his or her service on the Board, his or her outstanding unvested options will expire and be cancelled and the director may exercise any vested portions of the options for up to three months after the director's date of termination, but not later than the date the options expire. The following directors have served as a member of the Board for 10 full fiscal years or longer: Robert C. Buhrmaster, Winslow H. Buxton, Janet K. Cooper, Robert H. Nassau and Christopher A. Twomey. Additionally, upon the completion of fiscal 2009, Gregg W. Steinhafel will have served as a member of the Board for 10 full fiscal years.

        Options granted under the 2000 Directors Stock Plan will vest if there is a change of control of Toro and will remain exercisable for three years following the change of control, but not later than the date the options expire. Generally, and subject to some exceptions, a change of control is deemed to have occurred if: (a) another person becomes the beneficial owner of at least 15% of our then-outstanding common stock or the combined voting power of our then-outstanding voting stock; (b) a majority of the Board becomes comprised of persons other than those for whom election proxies have been solicited by the Board; (c) the completion of certain business combinations, including certain mergers, consolidations, the sale of all or substantially all of our assets or the acquisition by us of assets or stock of another entity, where the shareholders before the business combination fail to beneficially own and have voting power for more than 50% of our company or the resulting company after the business combination; or (d) our shareholders approve a complete liquidation or dissolution of our company.

        Deferred Compensation Plan.    Non-employee directors may elect to defer receipt of all or a part of his or her cash and/or common stock compensation under The Toro Company Deferred Compensation Plan for Non-Employee Directors. Cash amounts deferred by a director are credited to a bookkeeping cash account maintained for the director participant and common stock amounts deferred by a director are credited to a bookkeeping common stock unit account maintained for the director participant. Cash accounts accrue interest with the rate of return based on funds that are comparable to the funds available to our employees through The Toro Company Investment, Savings and Employee Stock Ownership Plan, or IS&ESOP.

        Common stock amounts deferred under the plan are deferred as common stock units that fluctuate in value with the market price of our common stock. Dividends paid on our common stock are credited to a director's account as additional common stock units.

        A director participant's cash account and common stock units are at all times fully vested. Distributions under the plan are payable in accordance with the director participant's election upon the earliest of retirement, prior to retirement if a valid election has been made or an unforeseeable financial emergency. The Toro Company Deferred Compensation Plan for Non-Employee Directors does not provide for matching contributions by us.

        None of our directors deferred their cash or common stock compensation earned during fiscal 2008 under The Toro Company Deferred Compensation Plan for Non-Employee Directors; however, Mr. Thulin elected to defer his fiscal 2009 annual stock grant, which was granted on November 3, 2008.

        Toro Products.    Each of our non-employee directors is entitled to receive certain Toro products for his or her personal use at no charge, with an $8,000 lifetime limit on installation and parts for an irrigation system. The value of any products or irrigation parts ordered by a director during a calendar year is included on the director's 1099 for that calendar year.

        Charitable Giving.    Support of our directors' charitable organizations is made in accordance with Toro's Matching Gift Program, which provides that a gift in the amount of $25 to $1,000 by a director and/or his or her spouse to educational and/or environmental institutions and public broadcasting organizations will be matched by us in an aggregate amount of up to $1,000 per director per year.

        Indemnification.    Each director is a party to an indemnification agreement with us that assures the director of indemnification and advancement of expenses to the fullest extent permitted by Delaware law and our Restated Certificate of Incorporation, and of continued coverage under our directors and officers liability insurance, to the extent it is maintained.

        Director Compensation for Fiscal 2008.    The following table provides summary information concerning the compensation of each individual who served as a director during fiscal 2008, other than Michael J. Hoffman, our Chairman and CEO, who is not separately compensated for his service as a director and whose compensation is set forth under the heading "Executive Compensation" beginning on page 30.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Stock Awards ($)(3)	Option Awards ($)(4)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)	Total ($)

Ronald O. Baukol(7)	$27,917	$19,996	$44,329	$0	$1,000	$93,242
Robert C. Buhrmaster	$70,000	$19,996	$44,329	$0	$0	$134,325
Winslow H. Buxton	$69,750	$19,996	$44,329	$0	$8,642	$142,717
Janet K. Cooper	$75,000	$19,996	$44,329	$0	$22	$139,347
Gary L. Ellis	$66,000	$19,996	$27,096	$0	$658	$113,750
Katherine J. Harless	$57,250	$19,996	$27,096	$0	$12,675	$117,017
Robert H. Nassau	$65,250	$19,996	$44,329	$0	$0	$129,575
Gregg W. Steinhafel	$57,250	$19,996	$62,510	$0	$11,650	$151,406
Inge G. Thulin	$61,500	$19,996	$27,096	$0	$0	$108,592
Christopher A. Twomey	$63,750	$19,996	$44,329	$0	$13	$128,088

(1)
Unless a director otherwise elects to convert all or a part of his or her annual retainers and meetings fees into shares of our common stock as described in footnote 2 below, annual retainers and meeting fees are paid in cash on a calendar year basis. Annual retainers are paid in advance and meeting fees are paid in arrears in four quarterly installments on each of January 1, April 1, July 1 and October 1. The amount reported represents: (a) annual retainers paid on each of January 1, 2008, April 1, 2008 and July 1, 2008, one-third of the annual retainers paid on October 1, 2008, and two-thirds of the annual retainers paid on October 1, 2007, and (b) meeting fees paid on January 1, 2008, with respect to meetings held during November and December 2007, meeting fees paid on April 1, 2008, July 1, 2008 and October 1, 2008, and meeting fees paid on January 1, 2009, with respect to meetings held during October 2008.

(2)
Our non-employee directors may elect to convert all or a part of their annual retainers and meeting fees otherwise payable in cash into shares of our common stock under the 2000 Directors Stock Plan. The amount reported for each director that has received shares of our common stock in lieu of cash retainers and meeting fees includes the amount of cash retainers and meeting fees earned by such director in fiscal 2008 but paid to such director in shares of our common stock.

(3)
Amount reported represents 100% of the grant date fair value of the annual stock award granted automatically to each of our non-employee directors, which is recognized in the year of grant and equals the share-based compensation expense recognized in fiscal 2008 for financial statement reporting purposes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment ("FAS 123R") in connection with such stock awards. The valuation of these awards was based on the three-month average closing price of our common stock, as reported on the NYSE. As of October 31, 2008, no directors held any restricted stock or other unvested stock awards.

(4)
Amount reported represents the share-based compensation expense recognized in fiscal 2008 for financial statement reporting purposes in accordance with FAS 123R for the annual option automatically granted to each of our non-employee directors on November 1, 2007, which were the only options granted to directors during fiscal 2008, and previously granted options that vested in fiscal 2008. Compensation expense equal to the grant date fair value of the options is recognized over the vesting period. The specific assumptions used in the valuation of the options reflected in the amount reported are summarized in the table below:

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield

November 1, 2007	4.08%	6.5 years	25.75%	0.95%
November 1, 2006	4.53%	6.5 years	26.44%	0.82%
November 1, 2005	4.53%	6.5 years	26.85%	0.70%

For each of Mr. Baukol, Mr. Buhrmaster, Mr. Buxton, Ms. Cooper, Mr. Nassau, Mr. Steinhafel and Mr. Twomey, the November 1, 2007 annual option grants are fully expensed as of the date of grant because each director has served, or during the term of the option will have served, on the Board for 10 full fiscal years and, accordingly, if such director terminates his or her service on the Board, his or her outstanding unvested options will continue to vest in accordance with their terms and the director may exercise the vested portions of the options for up to four years after the director's date of termination, but not later than the date the options expire. The grant date fair value as computed in accordance with FAS 123R of each of the annual option awards automatically granted to each of the directors on November 1, 2007 is $16.90 per option. The exercise price per share is equal to 100% of the fair market value of one share of our common stock on the date of grant, which was $53.61 on November 1, 2007. The actual value of the option awards, if any, to be realized by a director depends upon whether the price of our common stock at exercise is greater than the exercise price of the options.

(5)
As of October 31, 2008, the aggregate number of stock options (exercisable and unexercisable) held by each director was as follows: Mr. Baukol—13,447; Mr. Buhrmaster—16,784; Mr. Buxton—16,784; Ms. Cooper—16,784; Mr. Ellis—9,238; Ms. Harless—16,784; Mr. Nassau—15,450; Mr. Steinhafel—16,784; Mr. Thulin—5,960; and Mr. Twomey—16,784.

(6)
We do not generally provide perquisites and other personal benefits to our directors, other than Toro products for their personal use at no charge and charitable matching contributions to educational and/or environmental institutions and public broadcasting organizations in an aggregate amount of up to $1,000 per director per year. The amount reported represents (a) the aggregate incremental cost to us of providing Toro products to our directors as follows: Mr. Buxton—$8,642; Ms. Cooper—$22; Mr. Ellis—$658; Ms. Harless—$12,675; Mr. Steinhafel—$11,650; and Mr. Twomey—$13; and (b) charitable matching contributions as follows: Mr. Baukol—$1,000. The incremental cost to us of the products provided to our directors was determined as the amount a Toro employee would have paid for such products as opposed to the full retail price for such products since all Toro employees may purchase Toro products at an employee discount.

(7)
In connection with obtaining the age of 70, as recommended by our Corporate Governance Guidelines, Mr. Baukol retired from the Board at the 2008 Annual Meeting of Shareholders held on March 11, 2008. Accordingly, the fees shown for Mr. Baukol are for the period from November 1, 2008 through March 11, 2008.

Policies and Procedures Regarding Related Person Transactions

        Our Corporate Governance Guidelines set forth in writing our policies and procedures regarding the review, approval and ratification of related person transactions. All reportable related person transactions must be reviewed, approved or ratified by the Nominating & Governance Committee. In determining whether to approve or ratify such transactions, the Nominating & Governance Committee will take into account, among other factors and information it deems appropriate:

  •
  the related person's relationship to Toro and interest in the transaction;

  •
  the material facts of the transaction;

  •
  the benefits to Toro of the transaction; and

  •
  an assessment of whether the transaction is (to the extent applicable) in the ordinary course of business, at arm's length, at prices and on terms customarily available to unrelated third party vendors or customers generally, and whether the related person had any direct or indirect personal interest in, or received any personal benefit from, such transaction.

        Transactions in the ordinary course of business, between us and an unaffiliated corporation of which one of our non-employee directors serves as an officer, that are at arm's length, at prices and on terms customarily available to unrelated third party vendors or customers generally, in which the non-employee director had no direct or indirect personal interest, nor received any personal benefit, and in amounts that are not material to our business or the business of such unaffiliated corporation, are deemed conclusively pre-approved.

 Board of Directors Business Ethics Policy Statement

        It is our policy to maintain the highest level of moral, ethical and legal standards in the conduct of our business. Pursuant to our Corporate Governance Guidelines, the Board has adopted, and each director annually signs, a Business Ethics Policy Statement. The policy can be found on our website at www.thetorocompany.com (select the "Investor Information" link and then the "Corporate Governance" link) or is available upon request to our Vice President, Secretary and General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at (888) 237-3054, or by email to invest@toro.com.

Code of Conduct and Code of Ethics for our CEO and Senior Financial Officers

        All of our employees are required to comply with our Code of Conduct to help ensure that our business is conducted in accordance with the highest level of moral, ethical and legal standards. We also have a Code of Ethics for our CEO and Senior Financial Officers applicable to our CEO (our principal executive officer), our CFO (our principal financial officer), our Vice President, Corporate Controller (our principal accounting officer and controller), and to all business unit controllers and senior accounting personnel identified by the Corporate Controller who are bound by the provisions set forth in the Code of Conduct relating to ethical conduct, conflicts of interest and compliance with the law. Our Code of Conduct and Code of Ethics for our CEO and Senior Financial Officers can be found on our website at www.thetorocompany.com (select the "Investor Information" link and then the "Corporate Governance" link) or are available upon request to our Vice President, Secretary and General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at (888) 237-3054, or by email to invest@toro.com. If necessary, we intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K regarding amendments to or waivers from any provision of our Code of Ethics for our CEO and Senior Financial Officers by posting such information on our website at www.thetorocompany.com (select the "Investor Information" link and then the "Corporate Governance" link).

Complaint Procedure; Communications with Directors

        The Board has appointed Robert C. Buhrmaster, as our presiding non-management director, with the responsibility to facilitate communications by shareholders, interested parties and employees directly with the independent, non-management members of the Board. Our presiding non-management director maintains a special telephone line for the purposes described below.

        As required by the Sarbanes-Oxley Act of 2002, we maintain procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Our 24-hour, toll-free confidential compliance line is available for the submission of concerns regarding these matters by any employee. Any employee who believes he or she is aware of a breach of our Code of Conduct or an incident involving financial fraud may leave a confidential or anonymous message at (800) 850-7247 (U.S.) or +1-678-999-4558 (outside U.S.) or for Robert C. Buhrmaster, as our presiding non-management director, at (952) 887-7268.

        The Board has also established a process for shareholders and interested parties to send communications to the non-management directors. Shareholders and interested parties may communicate with the Board or the non-management directors through the presiding non-management director by calling (952) 887-7268 or by writing to our Vice President, Secretary and General Counsel, 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196. Communications sent to us addressed to the Board of Directors or to any non-management director are reviewed by our Vice President, Secretary and General Counsel. Some types of communications may not be forwarded to our presiding non-management director. These include job inquiries, surveys and requests for information about us, offers of goods and services, requests for donations and sponsorships and product ideas, as well as communications unrelated to us or our business. If the communication does not fall in one of these categories, it will be forwarded to our presiding non-management director.

        Concerns and questions relating to accounting, internal accounting controls, financial policy, risk management or auditing matters are brought to the attention of the Chair of the Audit Committee and are handled in accordance with procedures established by the Audit Committee. These concerns may also be reported through our anonymous confidential compliance line at (800) 850-7247 (U.S.) or 1-678-999-4558 (outside U.S.) or to Robert C. Buhrmaster, as our presiding non-management director, at (952) 887-7268. If requested, we will endeavor to keep information that has been submitted confidential, subject to any need to conduct an effective investigation and take appropriate action.

 EXECUTIVE COMPENSATION

Compensation & Human Resources Committee Report

        The Compensation & Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended October 31, 2008.

Compensation & Human Resources Committee:
Christopher A. Twomey (Chair)
Winslow H. Buxton
Katherine J. Harless
Robert H. Nassau
Gregg W. Steinhafel

Compensation Discussion and Analysis

        Overview.    This Compensation Discussion and Analysis describes the key principles and approaches used to determine the material elements of compensation awarded to, earned by and/or paid to each of our named executive officers. This discussion focuses primarily on compensation awarded for fiscal 2008, but also addresses past compensation actions and known future changes to our executive compensation program to the extent that it enhances an understanding of our fiscal 2008 compensation. This discussion should be read in conjunction with the tables and corresponding footnotes set forth on pages 44 through 52, as it provides information and context to the compensation disclosures included in those tables and footnotes.

        Compensation paid to our named executive officers is determined by the Compensation & Human Resources Committee of our Board of Directors. In making compensation decisions, the committee considers market data and analysis provided by Towers Perrin and recommendations from the CEO and human resources staff regarding experience, tenure, corporate/division performance, individual performance and outside market factors, including general economic conditions. The CEO does not, however, provide input to the committee with respect to his own compensation levels. Base salary levels, annual incentive targets and long-term incentive awards for the named executive officers for the fiscal year are discussed by the committee in its private executive session. The CEO participates in executive session to discuss compensation for each of the other named executive officers but is not present when the committee discusses his compensation.

        Compensation Program Objectives.    We use compensation to help reinforce desired financial business results to our executives, including our named executive officers, and to motivate them to make decisions to produce those results. Our guiding philosophy is to maintain an executive compensation program that will attract, retain, motivate and reward highly qualified and talented executives that will enable us to perform better than our competitors. Our executive compensation decisions are based on the following core principles:

  •
  Pay is linked to performance.  The largest component of total compensation for our executives, including our named executive officers, is incentive compensation that is tied to the achievement of financial business results. Total compensation may vary above or below the market 50th percentile based on the level of achievement of specific performance measures that are tied to corporate and division financial business goals.

  •
  Total compensation is competitive with the marketplace.  Competition for executive talent is intense. To ensure that our executive compensation remains competitive, the Compensation & Human Resources Committee, with input and recommendations from our CEO, human resources staff and Towers Perrin, measures the competitiveness of the key elements of our executive compensation program, including base salary, annual incentives and long-term incentives, against other companies of similar revenue size. Towers Perrin provides market data for all of our executives, including our named executive officers, from the executive database within the Towers Perrin Compensation Data Bank, which is a published compensation survey. The data in the compensation survey (there were 783 participating companies in the 2008 survey) is then size adjusted, using a regression analysis, for our revenue size. For certain positions where regression data is not available, Towers Perrin gathers data for a sub-set of companies with annual revenue between $1 and $3 billion (there were 120 participating companies in the 2008 survey in this revenue range). For executives with divisional responsibilities, the data is size adjusted for specific division revenue. Towers Perrin has not been instructed to focus specifically on manufacturing companies because we believe that the market for our executive talent is broader than the manufacturing industry.

    In addition to providing market data, Towers Perrin provides an analysis of current compensation for our executives (base salary, total cash compensation, long-term incentives and total direct compensation) compared to the market 50th percentile, which is expressed as a percent of market, to assess market competitiveness. For long-term incentives, Towers Perrin also provides a summary of recommended long-term incentive grants based on the market 50th percentile long-term incentive value. An executive's actual compensation (in total or by element) may be above or below the market 50th percentile based on experience, tenure, corporate/division performance and individual performance.

  •
  Stock ownership is emphasized.  We have a long-held belief that stock ownership by our executives is critical in order to align the interests of our executives with those of our shareholders. We encourage significant ownership of our common stock by our executives and, accordingly, the Compensation & Human Resources Committee has adopted stock ownership guidelines for them. We believe that our incentive programs' focus on financial business results has a direct link to the value of our common stock. Our long-term incentive programs are designed to support our stock ownership guidelines.

        We believe that these core principles help ensure that when financial business goals are met, total compensation is at or above the market 50th percentile and when financial business goals are not met, total compensation is below the market 50th percentile.

        Elements of Our Executive Compensation Program.    During fiscal 2008, our executive compensation program consisted of the following elements: base salary, annual cash incentives, long-term incentives, retirement and health benefits and perquisites. In the table below, we have outlined the purpose of each of these elements, as well as target positioning in the market.

Element	Purpose	Target Positioning

Base Salary	We pay base salaries to provide a stable source of fixed income and to:
• Recognize the contributions of our executives in their day-to-day responsibilities,
• Reflect the scope and complexity of the executive's role, and
	• Reflect an executive's current and historical levels of performance.	We target the market 50th percentile for base salaries.
Annual Cash Incentives	Through The Toro Company Annual Management Incentive Plan, or AMIP, we provide annual incentives to our executives that motivate attainment of annual financial business goals. We believe that these annual financial business goals are operational drivers of long-term value creation for our shareholders. In fiscal 2008, annual financial business goals for corporate participants were based solely on:
• Revenue growth,
• Fully diluted earnings per share, or EPS, and
• Corporate average net assets turns (12 months average net assets of the corporation, excluding long-term debt, divided by the cost of goods sold).
In fiscal 2008, annual financial business goals for division participants were based in part on corporate participant financial business goals (50%) and in part on division financial business goals (50%) of:
• Controllable profit contribution, or CPC (divisional operating earnings, excluding other income or expense), and
	• Divisional current net assets turns (12 months average current assets of the division, excluding deferred taxes, divided by the divisional cost of goods sold).	We target the market 50th percentile for annual cash incentives when those incentives are paid at target. Positioning of target awards for an individual may be adjusted based on internal equity, experience and tenure within Toro or the position. Actual awards range from below to above the 50th percentile based on corporate performance and division performance.
Long-Term Incentives • Stock options • Performance share awards	We provide long-term incentives in the form of stock options and performance share awards, which are paid out in shares of our common stock. We believe that the use of long-term incentives helps to:
• Align the interests of our executives and our shareholders,
• Promote long-term retention of our executives, and
• Encourage significant ownership of our common stock.
In fiscal 2008, the performance measures for our performance share awards (for the fiscal 2008 to fiscal 2010 award term) were based on:
• Cumulative revenue,
• Cumulative net income plus after-tax interest (aggregate of net income plus interest expense net of income tax effect), and
	• Cumulative corporate average net assets turns (aggregate of three years of annual corporate average net assets turns).	We target the market 50th percentile for long-term incentives. Positioning of long-term incentives for an individual may be adjusted based on internal equity, experience, tenure within Toro or the position and individual performance. We maintain stock ownership guidelines to encourage stock ownership.

Element	Purpose	Target Positioning

Retirement and Health Benefits	We provide health and welfare benefits and a retirement plan to help provide for the physical and financial health and security for our executives. Our executives participate in the same benefit plans made available to our U.S.-based employees. These include:
• The Toro Company Investment, Savings & Employee Stock Ownership Plan, or IS&ESOP.
• Medical and dental insurance, and
• Life, accidental death and dismemberment, and long-term disability insurance
	Our executives may also participate in three nonqualified plans: The Toro Company Deferred Compensation Plan, The Toro Company Supplemental Benefit Plan, and The Toro Company Deferred Compensation Plan for Officers.	We review our retirement and health benefits against the market, utilizing the expertise of external consulting firms. We believe that our benefits and plans are consistent with retirement and health benefits and plans provided at other companies that we compete with for talent.
Perquisites	We provide perquisites that we believe are typical in the market for similarly sized organizations. We believe that the use of perquisites for our executives is important to maximize the time our executives spend on our business and to retain our executives. The perquisites we provide are:
• Company-leased automobile,
• Financial planning,
• Executive physical,
• Toro products,
• Additional coverage for accidental death and dismemberment, and
	• Vacation.	We provide perquisites that we believe are commonly provided at other similarly sized companies and review the perquisites that we provide to our executives on an annual basis.

        We do not target a specific mix between fixed (nonperformance-based) and variable (performance-based) compensation, short-term and long-term compensation, or cash and equity compensation in determining our executive compensation levels. At the beginning of each fiscal year, the Compensation & Human Resources Committee, the CEO and our human resources staff evaluates each element of compensation and total compensation in comparison to the market. To the extent that the mix between fixed and variable compensation and individual elements of compensation change in the market, the mix may change for any individual named executive officers. In reviewing total compensation, we generally consider the following principles:

  •
  Variable compensation should constitute the majority of the total compensation package.

  •
  Compensation should vary based on actual performance.

  •
  Equity-based compensation should be comprised of both stock options and performance share awards. We have historically used a 50% mix for each of these long-term incentives.

        Each element of our executive compensation program is described in more detail below.

  Base Salary

        General.    We provide the opportunity for our named executive officers and other executives to earn a market competitive annual base salary. Base salaries are reviewed on an annual basis. Base salaries for each of our named executive officers are reviewed and approved at the regular meeting of the Compensation & Human Resources Committee held in November or December of each year. Historically, and for fiscal 2008, salary increases for the CEO, all vice presidents, including each of the other named executive officers, and all general managers were made effective as of November 1st.

        On an annual basis, Towers Perrin provides our human resources staff with an analysis that compares the current base salary for each of our named executive officers to the market 50th percentile for the position in which such named executive officer serves. This comparison, which is reflected as a percent of current base salary divided by the market 50th percentile, is then presented to the committee at its regular meeting held in November or December.

        In addition to reviewing base salaries relative to the market, the committee, the CEO and our human resources staff also evaluate each executive's individual performance, tenure in the position and corporate and division performance, as applicable, when determining base salary increases.

        Our Analysis.    The fiscal 2008 base salaries can be found in the "Summary Compensation Table" on page 44. A named executive officer whose salary is below the market 50th percentile and new to the position would generally receive a higher base salary increase than an officer whose salary is at or slightly above the market 50th percentile and has been in the position for a longer period of time. For fiscal 2008, the committee approved increases in base salaries to bring salaries closer to the market 50th percentile and to reward individual performance.

        Changes for Fiscal 2009.    Starting with fiscal 2009, all salary increases for the CEO, all vice presidents, including each of the other named executive officers, and all general managers will be effective as of December 1st. When considering salary increases for fiscal 2009, the Compensation & Human Resources Committee reviewed the market base salary data, budgeted merit increases for executive positions, individual performance and corporate and division performance. However, the general state of the economy and the business were the primary drivers for the majority of the executive salary increases. Accordingly, the Committee did not approve a salary increase for each of Messrs. Hoffman, Wolfe and Himan. Since Messrs. Ramstad and Dordell are still relatively new to their positions and below the market 50th percentile, and in light of their respective individual performances, the committee approved salary increases for them to move them closer to the market 50th percentile for their respective positions.

Name	% Increase

Mr. Hoffman	0%
Mr. Wolfe	0%
Mr. Himan	0%
Mr. Ramstad	5%
Mr. Dordell	16%

  Annual Cash Incentives

        General.    We provide the opportunity for executives to earn an annual incentive. The incentive payout is based solely on financial business performance under our AMIP and is paid entirely in cash. At the beginning of each fiscal year, during its regular meeting held in

November or December, the Compensation & Human Resources Committee approves a target award (expressed as a percentage of base salary) for each participant and financial business goals, or performance measures, at both the corporate and division level. The committee also approves the maximum level of AMIP payout (which is 200% of target).

        Target Awards.    Under the AMIP, target awards are established and expressed as a percentage of base salary. When determining the target award for each named executive officer, the committee reviews the market 50th percentile total cash compensation (sum of base salary and annual incentives) for the position in which such named executive officer serves. Our objective is that when our annual incentives pay out at target, total cash compensation is at the market 50th percentile. Target awards for the CEO and the other named executive officers generally differ based on market 50th percentile total cash compensation levels for their respective positions. Target awards may also differ based on the committee's consideration of the relative positioning of the named executive officers and experience and tenure within Toro or the position. For fiscal 2008, the target award for each of our named executive officers, expressed a percent of base salary, was as follows:

Name	Target Award (% of base salary)

Mr. Hoffman	85%
Mr. Wolfe	65%
Mr. Himan	55%
Mr. Ramstad	50%
Mr. Dordell	50%

  Fiscal 2008 Performance Measures, Weightings and Goals for Corporate Participants.

  •
  20% revenue growth

  •
  40% EPS

  •
  40% corporate average net assets turns

  Fiscal 2008 Performance Measures and Weightings for Division Participants.

  •
  20% revenue growth

  •
  15% EPS

  •
  15% corporate average net assets turns

  •
  25% division controllable profit contribution

  •
  25% division current net assets turns

        All of our named executive officers received annual incentive payouts based 100% on corporate performance for fiscal 2008. Other executives with divisional responsibilities received annual incentive payouts based 50% on corporate performance and 50% on division performance.

        In establishing financial business goals for the fiscal year to be approved by the Compensation & Human Resources Committee, we take into account and the committee considers factors such as our prior fiscal year financial business results, our competitive situation, our evaluation of market data, as well as the general state of the economy and our business. For fiscal 2008, the committee established target, threshold and maximum performance goals for all measures. If target levels of performance are achieved, the AMIP award is paid out at target. At threshold level performance, payouts are 40% of the target award. If the EPS threshold goal is not met, there is no AMIP payout for any participants. At maximum levels of performance, payouts are 200% of the target award.

        The CEO and human resources staff recommend corporate and division financial business goals to the committee at its regular meeting held in November or December. Additionally, the committee reviews and approves the target and maximum dollar awards at that meeting. During its regular meeting held in July, the committee reviews progress against the corporate and division financial business goals. Following the end of the fiscal year, at the committee meeting held in November or December, the CEO and human resources staff present actual performance against the corporate and division financial business goals and the corresponding payout percent (expressed as a percent of target). The committee has the discretion to approve adjustments to previously approved performance levels or performance measures to account for irregular or non-recurring items and events. In fiscal 2008, the committee approved an adjustment to EPS to account for workforce adjustment costs and acquisition due diligence costs. The committee then certifies that the financial business goals were achieved at the levels presented at the meeting. The CEO and human resources staff also present a summary of actual dollar payouts for the CEO and all of the vice presidents, including each of the other named executive officers, general managers and managing directors of our divisions, which is reviewed and approved by the committee. The committee also has the discretion to adjust the payout percent up or down by up to 20% based on their evaluation of the performance. Examples of factors or events that could cause the committee to adjust the payout percent include the buyback of shares of our common stock in unplanned amounts or significant acquisition or disposition transactions. The committee did not make any such adjustments to the fiscal 2008 annual incentive payouts.

        Our Analysis.    At the corporate level, our AMIP payouts for fiscal 2008 were at 54.4% of target awards for corporate participants. The corporate payout for division participants was 40.8% of target awards and the division payouts for division participants ranged from 0% to 145.2%, resulting in overall divisional payouts for fiscal 2008 ranging from 0% to 93% of target awards.

        As noted above, all of our named executive officers received annual incentive payouts based 100% on corporate performance for fiscal 2008. Below is a table summarizing the fiscal 2008 performance measures for corporate participants, which include the threshold, target, maximum and actual levels of performance.

Fiscal 2008 Performance Measure	Threshold	Target	Maximum	Actual

Revenue growth	2%	4% – 6%	8%	0.1%
EPS (as adjusted)	$3.04	$3.80	$4.56	$3.21
Corporate average net assets turns	1.69696	1.99642	2.29588	1.93847

        As a result of the 54.4% payout for corporate participants, the resulting AMIP payouts as a percent of base salary for the named executive officers were as follows:

Name	Target Award (% of base salary)

Mr. Hoffman	46%
Mr. Wolfe	35%
Mr. Himan	30%
Mr. Ramstad	27%
Mr. Dordell	27%

        Changes for Fiscal 2009.    For fiscal 2009, if EPS is at the established threshold, the committee approved a payout for that measure of 20% instead of 40%. As part of our three-year GrowLean initiative, we are focused on reducing average net working capital "to the teens." To further that initiative, for division participants, the committee approved replacing the division current net assets turns performance measure with working capital as a percent of sales.

  Long-Term Incentives

        General.    We believe that the use of equity-based compensation programs, along with our stock ownership guidelines, help align the interests of our executives and our shareholders. Therefore, we provide the opportunity for our executives to earn competitive long-term incentives. Long-term incentives, in the form of both stock options and performance share awards, are granted to our executives by the Compensation & Human Resources Committee. Each component delivers 50% of the overall long-term incentive value. The value of the long-term incentives granted to each of our named executive officers is targeted at the market 50th percentile for the position in which such named executive officer serves. The total long-term incentive value actually granted by the committee is determined after reviewing individual performance and performance at the corporate and division level, as applicable, as well as length of time in the position. An executive may receive less than the full market long-term incentive rate while gaining experience in a new position during the first couple of years. This total value is then divided equally into the value to grant in options and performance share awards.

        The committee, at its regular meeting held in November or December, reviews the market 50th percentile for the position in which each named executive officer serves, long-term incentive values and management's recommendations for long-term incentive value to award to the executives.

        Stock Options.    Each year at its regular meeting held in November or December, the Compensation & Human Resources Committee grants options to our executives and director-level employees. Additionally, certain other non-executive employees are selected through a nomination process to receive a special option grant to reward those employees for exceptional performance and contributions. Options are granted by the committee under The Toro Company 2000 Stock Option Plan, or 2000 Stock Option Plan. If shareholder value is not delivered and our stock price does not increase, the options will not have any value. If our organization delivers strong shareholder returns, our stock price will presumably increase, thereby increasing the value of the options and total compensation.

        To determine the number of options to award to our named executive officers, we start with a total expected value of options to be granted to each named executive officer (which represents one-half of the total long-term incentive value to be awarded). That value is then divided by the expected value of one option, using the binomial method, to determine the number of options to grant. The calculation of the expected value is based on the average closing price of our common stock, as reported on the NYSE, over the last three months of the fiscal year.

        Stock options granted to our CEO and each of our other named executive officers in fiscal 2008 vest in three approximately equal installments on each of the first, second and third year anniversaries of the date of grant and are exercisable for a period of 10 years following the date of grant. The Compensation & Human Resources Committee periodically review vesting schedules and term schedules for similarly sized companies in our industry. The number of options awarded to our named executive officers for fiscal 2008 can be found in the "Grants of Plan-Based Awards for Fiscal 2008" table on page 47. The exercise price of the options is the closing price of our common stock, as reported on the NYSE, on the date of grant, which for fiscal 2008, was November 28, 2007.

        Performance Share Awards.    Each year at its regular meeting held in November or December, the Compensation & Human Resources Committee grants performance share awards under The Toro Company Performance Share Plan, or PSP, to our named executive officers, all other officers and selected general managers and managing directors. Performance share awards are paid out in shares of our common stock after a three-year award term. At the beginning of the fiscal year, the committee establishes financial business goals for the next three-year award term and also establishes thresholds and maximums.

        For fiscal 2008 to fiscal 2010 awards, the following goals and weightings were established:

  •
  50% cumulative net income plus after-tax interest

  •
  25% cumulative corporate average net assets turns

  •
  25% cumulative revenue

        Similar to how the goals are set in the AMIP, prior fiscal year financial business results, competitive situation, evaluation of market data and upcoming business opportunities are considered by the committee when establishing goals for the next three-year award term.

        To determine the number of performance share awards to be granted to our named executive officers, we start with a total expected value of performance share awards to be delivered (which represents one-half of the total expected long-term incentive value to be awarded). That value is then divided by an expected value per share that is discounted for risk of forfeiture, to determine the number of performance share awards to grant at target. At the end of the three-year award term, at the committee's regular meeting in November or December, management summarizes performance against the financial business goals and determines a payout, which is expressed as a percent of target. Shares of our common stock are paid out to the named executive officers in December following our final earnings release for the fiscal year.

        For the fiscal 2006 to fiscal 2008 award term, the payout percent was 67.6% of target. Below is a table summarizing the goals for the fiscal 2006 to fiscal 2008 award term and the threshold, target, maximum and actual levels of performance.

Fiscal 2006 to Fiscal 2008 Performance Measure	Threshold	Target	Maximum	Actual

Cumulative net income plus after-tax interest	$370,696,000	$463,370,000	$525,151,000	$433,228,000
Cumulative corporate average net assets turns	5.42518	6.38256	7.33995	5.73773

        A summary of the performance shares awarded for the fiscal 2006 to fiscal 2008 award term can be found in the "Option Exercises and Stock Vested for Fiscal 2008" table on page 50.

        Our Analysis.    We continue to believe that delivering long-term incentives equally in the form of stock options and performance share awards is effective on focusing our executives on both short-term and long-term financial business results. Annually, the CEO, human resources staff and the Compensation & Human Resources Committee review the performance measures utilized in the performance share plan to confirm that such measures are the most effective measures for driving long-term results. The value of long-term incentives delivered to each of our named executive officers for fiscal 2008 was generally targeted at the market 50th percentile for the position in which such named executive officer serves. The long-term incentives for some of our named executive officers varied from the market 50th percentile to reflect experience in position and individual performance.

  Retirement and Health Benefits

        General.    Our executives may participate in The Toro Company Investment, Savings & Employee Stock Ownership Plan, or IS&ESOP, the plan in which the majority of our U.S.-based employees participate. This plan includes a standard 401(k) plan with company match and two other company contributions (investment fund and ESOP fund). The 401(k) portion allows all U.S.-based office salaried employees to set aside pre-tax dollars to save for retirement. We match $0.50 for each employee dollar contribution, up to an employee maximum of 4%. In the 401(k) portion, employees whose compensation exceeded a certain level for the prior calendar year are capped at a certain contribution percent. For the investment fund, we contribute 5.5% of an employee's eligible compensation plus 5.5% above the social security taxable wage base into their account and for the ESOP fund, we contribute 1.5% of eligible compensation into an employee's account each calendar year. Employees are eligible to receive the investment fund and ESOP contribution on the first of the month following two years of service.

        Our executives participate in the same health and welfare benefit plans in which our U.S.-based office salaried employees participate. These plans include medical, dental, life, accidental death and dismemberment and long-term disability.

  Nonqualified Deferred Compensation Plans

        General.    Our named executive officers are also able to participate in three different nonqualified plans: The Toro Company Deferred Compensation Plan, The Toro Company Supplemental Benefit Plan and The Toro Company Deferred Compensation Plan for Officers.

        The Toro Company Deferred Compensation Plan.    This plan allows employees that are at a director level and above to set aside pre-tax calendar year base salary and/or fiscal year AMIP cash bonuses. Participants can defer up to 100% of those amounts. Each year, before the new fiscal year begins, eligible employees are given the opportunity to defer their calendar year base salary and/or fiscal year AMIP bonus. Participants elect the frequency of payments and the number of payments. Participants must elect a distribution date that is at least two years later than the date the compensation would otherwise have been received. Amounts deferred go into an account and earn interest based on a participant's allocation of funds in the plan. Participants are always 100% vested in their accounts.

        The Toro Company Supplemental Benefit Plan.    This plan is maintained for the purpose of providing benefits for a select group of management or highly compensated employees, in excess of the limitations on benefits and contributions imposed by Sections 401(a)(17) and 415 of the Code. Our contributions to this plan are made on a calendar year basis, usually in the first calendar quarter following the end of the prior calendar year. We contribute the investment fund calculation and the ESOP fund calculation above the compensation limit into this plan. Participants with a balance of less than $25,000 have their accounts distributed in a lump sum. Participants with a balance of greater than $25,000 elect the frequency of payments and the number of payments. Participants are always 100% vested in their accounts.

        The Toro Company Deferred Compensation Plan for Officers.    This plan allows key employees that participate in the Performance Share Plan an opportunity to defer receipt of shares of our common stock paid out under the plan to a date in the future. Participants can defer up to 100% of the common stock payout. Each year, before the third fiscal year of the three-year award term begins, executives are given the opportunity to defer the receipt of those shares to some point in the future. Participants must elect a distribution date that is at least two years later than the date the shares would have been received. Participants elect the frequency of payment and the number of payments. Participants are always 100% vested in their accounts.

        Our Analysis.    For fiscal 2008, Mr. Hoffman elected to participate in the Deferred Compensation Plan. We believe that nonqualified deferred compensation plans are typical in the marketplace and provide a valued retirement vehicle for our named executive officers. We review our nonqualified plans on a periodic basis.

  Perquisites

        General.    We provide our named executive officers and other executives the opportunity to receive certain perquisites. We provide this opportunity to attract and retain highly qualified and talented executives and to recognize that similar perquisites are provided at other companies that we compete with for executive talent. Below is a brief description of the perquisites provided to our named executive officers in fiscal 2008.

Perquisite	Description

Company-leased automobile	As is customary at other companies that we compete with for executive talent, we pay all costs associated with leasing, operating, maintaining and insuring a company-leased automobile.
Financial planning	We encourage our executives to receive professional advice regarding their financial planning. Therefore, we pay up to a maximum defined amount for our CEO and each other named executive officer to cover federal and state tax planning, tax return preparation, financial counseling and estate planning. Every three years, we will pay an additional 50% of the annual allowance. The annual allowance ranges from $4,000 for certain executives to $12,000 for our CEO.
Annual executive physical	To help further ensure the health of our named executive officers and other executives, we generally pay up to $1,000 for approved physical exam expenses not covered by insurance.
Toro products	To enable our named executive officers and other executives the opportunity to become more familiar with our products and use those products on a regular basis, we provide certain Toro products to our executives at no cost. These products can generally be replaced by the executive every two to four years.
Accidental death & dismemberment	Under our accidental death and dismemberment plan, all of our eligible employees receive company-paid, work-related accidental death and dismemberment insurance equal to five times base pay up to a maximum of $500,000. Eligible employees can purchase optional 24-hour coverage. We provide, to all our director level employees and above, this 24-hour coverage at no cost equal to five times base pay up to a maximum of $4,000,000.
Vacation	We provide our newly hired executives with two additional weeks of vacation, as compared to that provided to newly hired U.S.-based office salaried employees. After five years of service, U.S.-based office salaried employees are entitled to an additional week of vacation and the differential between executives and employees is one week.

        The value of the perquisites provided to our named executive officers for fiscal 2008 can be found in the "Summary Compensation Table" on page 44, in the "All Other Compensation" column and related footnote.

        Our Analysis.    We believe that the perquisites provided to our named executive officers and other executives are consistent with perquisites provided at other companies and are an important part of our executive compensation program. We evaluate all of our perquisites on an annual basis. No changes to the perquisites provided were made in fiscal 2008.

  Stock Ownership Guidelines

        We adopted stock ownership guidelines approximately 10 years ago to encourage our executives to accumulate and retain our common stock. Our guideline is five times base salary for our CEO and ranges from two to three times base salary for certain other executives, including our named executive officers. We recommend that executives reach their guideline in five years. In July 2008, we reviewed with the committee stock ownership guidelines from other similarly sized organizations. As a result of that review, some modifications were made to ownership guidelines effective on December 31, 2008. Based on our evaluation as of October 31, 2008, each of our named executive officers with five years of service is in compliance with the established guidelines. We review compliance with the ownership guidelines on a periodic basis.

  Tax Deductibility of Compensation

        Our compensation plans, including the AMIP, the 2000 Stock Option Plan and the PSP, have been structured with the intention that annual cash incentive payouts, options and performance share award payouts awarded under these plans can be qualified as performance-based compensation, which is tax deductible to us under Section 162(m) of the Internal Revenue Code.

  Change of Control and Post-Termination Severance Arrangements

        General.    The only post-termination severance arrangements that we have with our named executive officers are in connection with a change of control situation. Briefly, if we experience a change of control, whether or not there is a qualifying termination of employment:

  •
  the change of control employment agreements with our named executive officers become effective, requiring us to provide certain benefits to our executives during the three-year period following the change of control, including a minimum base salary and annual bonus, or in connection with a termination occurring during the three-year period after the change of control or, in certain instances, before the change of control;

  •
  all options immediately vest, become exercisable in full and remain exercisable for three years following the change of control (but not later than the date the options expire); and

  •
  all outstanding performance share awards for award terms in progress at the time of the change of control become immediately payable at maximum in shares of our common stock.

The change of control employment agreements that we have with each of our named executive officers more specifically provide that if during the three-year period after a change of control, or if before the change of control in anticipation of the change of control or at the request of a third party who took actions to cause the change of control, a named executive officer's employment is terminated by us other than for "cause," or if the executive terminates his or her employment for "good reason," the executive is entitled to receive:

  •
  a severance payment equal to three times the sum of his or her then current annual base salary and highest annual bonus (which is the greater of the most recent fiscal year annual bonus paid to the executive or the highest annual bonus paid to the executive during the last three fiscal years);

  •
  a payment equal to the amount he or she would have received under our retirement plans had the executive remained employed by us for an additional three years;

  •
  continued benefits under our welfare benefit plans for the executive and his or her family for a period of three additional years;

  •
  outplacement services; and

  •
  an additional payment, or "gross-up", in the event an excise tax is imposed on payments under the agreement, so that after the payment of all taxes, including income and excise taxes, the executive will be in the same after-tax position as if no excise tax under applicable federal or state tax laws had been imposed.

        Our Analysis.    We believe that such change of control arrangements are in the best interests of our company and our shareholders to assure that we will have the continued dedication of our executives, notwithstanding the possibility, threat or occurrence of a change of control. We also believe that we must offer such change of control arrangements in order to remain competitive because similar protections are typically provided by other companies with which we compete for executive talent. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of October 31, 2008, our fiscal year-end, are described under the heading "Potential Payments Upon Termination or Change of Control" beginning on page 52.

        More specifically, we believe that the change of control provisions in our option, performance share and deferred compensation plans and related agreements described above which are triggered by the change of control itself and are not dependent upon any qualifying termination of employment event, and thus known as "single trigger" change of control arrangements, are important because they provide retention incentives during what can often be an uncertain time for executives and provide executives with additional monetary motivation to complete a transaction that the Board believes is in the best interests of Toro and our shareholders. If an executive were to leave prior to the completion of the change of control, any unvested options or performance share awards held by the executive would terminate.

 Summary Compensation Table

        The following table shows compensation for our Chairman, President and CEO, Vice President, Finance and CFO and for each of the other three most highly compensated executive officers. We collectively refer to the executives listed in this table as our "named executive officers."

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards(1) ($)		Option Awards(2) ($)		Non-Equity Incentive Plan Compensation(3) ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)

Michael J. Hoffman	2008	$825,110		$0		$404,016		$1,046,824		$381,531		$0	$195,214	$2,852,695
Chairman, President and CEO	2007	$750,100		$0		$817,764		$960,713		$570,076		$2,669	$210,623	$3,311,945
Stephen P. Wolfe	2008	$404,400		$0		$122,336		$293,016		$142,996		$0	$101,705	$1,064,453
Vice President, Finance and CFO	2007	$385,143		$0		$302,778		$330,033		$219,532	(6)	$5,540	$137,085	$1,380,111
Dennis P. Himan	2008	$301,038		$0		$66,530		$193,660		$90,071		$0	$75,268	$726,567
Vice President, Group	2007	$280,035		$0		$131,313		$189,882		$129,158		$5,930	$80,055	$816,373
Peter M. Ramstad	2008	$313,500		$0		$88,577	(7)	$160,419	(8)	$85,272		$0	$42,181	$689,949
Vice President, Human Resources and Business Development	2007	$279,545	(9)	$192,500	(10)	$87,742	(11)	$138,452	(12)	$119,505		$0	$42,732	$860,476
Timothy P. Dordell(13)	2008	$270,698		$0		$99,258	(14)	$162,756	(15)	$73,630		$0	$43,022	$649,364
Vice President, Secretary and General Counsel

(1)
Amount reported represents the dollar amount of performance share awards recognized in the relevant fiscal year for financial statement reporting purposes in accordance with FAS 123R.

(2)
Amount reported represents the share-based compensation expense recognized in the relevant fiscal year for financial statement reporting purposes in accordance with FAS 123R for options granted in fiscal 2007 and fiscal 2008 and previously granted options that vested in such fiscal year. Compensation expense equal to the grant date fair value of the options is recognized over the vesting period. The specific assumptions used in the valuation of the options granted to each of the named executive officers are summarized in the table below.

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield	Black-Scholes Value

11/28/07	3.72%	6.5 years	25.61%	.92%	$16.84
11/30/06	4.42%	6.5 years	26.28%	.78%	$15.07
11/30/05	4.46%	6.5 years	26.96%	.65%	$13.95
12/02/04	4.04%	7.0 years	30.41%	.18%	$14.88
12/02/03	4.10%	9.0 years	27.60%	.26%	$10.42

For Mr. Wolfe and Mr. Himan, each of whom is currently eligible for retirement as described in our 2000 Stock Option Plan and both of whom were eligible for retirement prior to fiscal 2008, options are subject to accelerated expensing and are expensed in the year of grant because each such officer must be employed as of the end of the fiscal year in which the options were granted in order for the option to continue to vest following his retirement. Therefore, the only expense recognized in the relevant fiscal year is the expense associated with the grant for such fiscal year, which is recognized using the assumptions in the table above.

(3)
Amount reported represents annual incentive awards payable in cash under The Toro Company Annual Management Incentive Plan, or AMIP, which were paid or deferred. Information regarding the AMIP is included in the "Compensation Discussion and Analysis" under "Annual Cash Incentives" beginning on page 34.

(4)
Amount reported represents the dollar value of above-market interest earned during the first two months of fiscal 2007 on accounts under The Toro Company Supplemental Benefit Plan and The Toro Company Deferred Compensation Plan. Both plans were amended effective January 2007 to base the rates of return on funds that are comparable to the funds available to our employees through the IS&ESOP. Information regarding The Toro Company Supplemental Benefit Plan and The Toro Company Deferred Compensation Plan is included in the "Compensation Discussion and Analysis" under "Nonqualified Deferred Compensation Plans" on page 40.

(5)
Includes value of company contributions for calendar year 2008 to the IS&ESOP (including the company match on contributions, an investment fund contribution and ESOP contribution), company contributions to the Supplemental Benefit Plan, dividends on restricted stock for Messrs. Ramstad and Dordell, and the value of perquisites including: company-paid annual lease payments for company-leased automobiles; reimbursements for financial planning expenses; the aggregate incremental cost to Toro of providing certain Toro products to our named executive officers at no cost; 24-hour accidental death and dismemberment (AD&D) coverage; and the cost of additional vacation. Additional information regarding perquisites is included in the "Compensation Discussion and Analysis" under "Perquisites" beginning on page 40. The tables below summarize the details provided in the All Other Compensation column and the detail behind the perquisites provided.

Name	Company Match	ESOP Contribution	Invest Contribution	Supplemental Benefit Plan Contribution	Dividends on Restricted Stock	Total Perks	Total All Other Compensation

Mr. Hoffman	$4,600	$3,450	$19,690	$122,080	$0	$45,394	$195,214
Mr. Wolfe	$4,600	$3,450	$19,690	$39,675	$0	$34,290	$101,705
Mr. Himan	$4,600	$3,450	$19,690	$20,139	$0	$27,389	$75,268
Mr. Ramstad	$4,600	$411	$1,509	$0	$1,400	$34,261	$42,181
Mr. Dordell	$4,600	$393	$1,439	$0	$1,594	$34,996	$43,022

Name	Automobile	Financial Planning	Toro Product	AD&D	Vacation	Total Perks

Mr. Hoffman	$22,986	$6,000	$0	$541	$15,867	$45,394
Mr. Wolfe	$19,531	$6,000	$441	$541	$7,777	$34,290
Mr. Himan	$12,940	$7,500	$619	$541	$5,789	$27,389
Mr. Ramstad	$14,942	$5,000	$1,721	$541	$12,058	$34,261
Mr. Dordell	$14,229	$8,932	$883	$541	$10,411	$34,996
(6)
Includes $219,532 (100%) of cash payouts of annual incentive awards under the AMIP deferred under The Toro Company Deferred Compensation Plan.

(7)
Mr. Ramstad received an employment inducement award in the form of cash, options and restricted stock to offset a portion of the deferred compensation value that he forfeited by terminating his employment at his prior company. This amount includes $51,635 of expense for the restricted stock portion of that award.

(8)
Includes $36,680 of the stock option portion of Mr. Ramstad's employment inducement award.

(9)
Amount reported represents base salary earned from November 27, 2006, the commencement date of Mr. Ramstad's employment with Toro, through October 31, 2007.

(10)
Includes $192,500 (100%) of the cash portion of Mr. Ramstad's employment inducement award.

(11)
Includes $47,332 of expense for the restricted stock portion of Mr. Ramstad's employment inducement award.

(12)
Includes $70,913 of expense for the stock option portion of Mr. Ramstad's employment inducement award.

(13)
Mr. Dordell was not included as a named executive officer in fiscal 2007; therefore, his information is only provided for fiscal 2008.

(14)
Mr. Dordell received an employment inducement award in the form of cash, options and restricted stock to offset a portion of the annual incentive award and to offset a portion of the present value and some expected future value of unvested and unexercisable stock options that he forfeited by terminating his employment at his prior company, as well as to offset forfeiture of some defined benefit pension plan benefits. This amount includes $57,077 of expense for the restricted stock portion of that award.

(15)
Includes $20,880 of expense for the stock option portion of Mr. Dordell's employment inducement award.

 Grants of Plan-Based Awards for Fiscal 2008

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(3) (#)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards(4) ($/Sh)
											Grant Date Fair Value of Stock and Option Awards(5)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael J. Hoffman
AMIP	11/28/07	$280,537	$701,344	$1,402,688
PSP	11/28/07				8,000	20,000	40,000				$1,098,600
2000 Stock Option Plan	11/28/07								62,800	$54.93	$1,057,552
Stephen P. Wolfe
AMIP	11/28/07	$105,144	$262,860	$525,720
PSP	11/28/07				2,200	5,500	11,000				$302,115
2000 Stock Option Plan	11/28/07								17,400	$54.93	$293,016
Dennis P. Himan
AMIP	11/28/07	$66,228	$165,571	$331,142
PSP	11/28/07				1,480	3,700	7,400				$203,241
2000 Stock Option Plan	11/28/07								11,500	$54.93	$193,660
Peter M. Ramstad
AMIP	11/28/07	$62,700	$156,750	$313,500
PSP	11/28/07				1,160	2,900	5,800				$159,297
2000 Stock Option Plan	11/28/07								9,000	$54.93	$151,560
Timothy P. Dordell
AMIP	11/28/07	$54,140	$135,349	$270,698
PSP	11/28/07				1,320	3,300	6,600				$181,269
2000 Stock Option Plan	11/28/07								10,500	$54.93	$176,820

(1)
Amount reported represents the range of cash payouts of annual incentive awards for fiscal 2008 under the AMIP. Actual payouts for fiscal 2008 are included in the "Summary Compensation Table" in the "Non-Equity Incentive Plan Compensation" column.

(2)
Amount reported represents the range of performance share award payouts for fiscal 2008 to fiscal 2010 performance under The Toro Company Performance Share Plan, or PSP. Information regarding the PSP is included in the "Compensation Discussion and Analysis" under "Performance Share Awards" beginning on page 38.

(3)
Amount reported represents options granted during fiscal 2008 under The Toro Company 2000 Stock Option Plan, or 2000 Stock Option Plan. Information regarding the 2000 Stock Option Plan is included in the "Compensation Discussion and Analysis" under "Stock Options" on page 38.

(4)
Amount reported represents the closing price of our common stock, as reported on the NYSE, on the date of grant of $54.93.

(5)
Amount reported represents the grant date fair value of performance share awards at target granted for the fiscal 2008 to fiscal 2010 award term based on the closing price of our common stock, as reported on the NYSE, on the date of grant of $54.93.

(6)
Amount reported represents the grant date fair value of options granted in fiscal 2008 of $16.84 per share based on the Black-Scholes option pricing model. The specific assumptions used in the valuation of the options are included in footnote 2 to the "Summary Compensation Table."

 Outstanding Equity Awards at Fiscal Year-End for 2008

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options(2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)

Michael J. Hoffman
1993 Stock Option Plan	12,760	0		$6.2344	11/18/2008
	8,628	0		$8.4532	12/02/2009
	10,572	0		$8.4532	12/02/2009
2000 Stock Option Plan	17,308	0		$8.4063	12/05/2010
	11,892	0		$8.4063	12/05/2010
	39,536	0		$11.8125	12/04/2011
	8,464	0		$11.8125	12/04/2011
	35,804	0		$16.1375	12/04/2012
	6,196	0		$16.1375	12/04/2012
	12,417	0		$24.16	12/04/2013
	14,583	0		$24.16	12/04/2013
	40,000	0		$37.02	12/02/2014
	38,467	19,233		$40.19	11/30/2015
	25,300	50,600		$44.90	11/30/2016
PSP—F07-F09	0	62,800		$54.93	11/28/2017					25,700	$864,548
PSP—F08-F10										20,000	$672,800
Stephen P. Wolfe
2000 Stock Option Plan	2,492	0		$8.4063	12/05/2010
	8,464	0		$11.8125	12/04/2011
	6,196	0		$16.1375	12/04/2012
	12,417	0		$24.16	12/04/2013
	16,583	0		$24.16	12/04/2013
	21,400	0		$37.02	12/02/2014
	14,000	7,000		$40.19	11/30/2015
	7,300	14,600		$44.90	11/30/2016
	0	17,400		$54.93	11/28/2017
PSP—F07-F09										7,400	$248,936
PSP—F08-F10										5,500	$185,020
Dennis P. Himan
2000 Stock Option Plan	7,200	0		$37.02	12/02/2014
	5,133	2,567		$40.19	11/30/2015
	4,200	8,400		$44.90	11/30/2016
	0	11,500		$54.93	11/28/2017
PSP—F07-F09										4,300	$144,652
PSP—F08-F10										3,700	$124,468
Peter M. Ramstad
2000 Stock Option Plan	2,667	5,333		$44.90	11/30/2016
	2,800	5,600		$44.90	11/30/2016
	0	9,000		$54.93	11/28/2017
Restricted Stock						2,300	(5)	$77,372	(6)
PSP—F07-F09										2,700	$90,828
PSP—F08-F10										2,900	$97,556
Timothy P. Dordell
2000 Stock Option Plan	3,780	1,890		$42.33	09/19/2016
	3,100	6,200		$44.90	11/30/2016
	0	10,500		$54.93	11/28/2017
Restricted Stock						2,620	(7)	$88,137	(6)
PSP—F07-F09										3,100	$104,284
PSP—F08-F10										3,300	$111,012

(1)
Options have a 10-year term and vest ratably in three approximately equal installments on each of the first, second and third year anniversaries of the date of grant, subject to the post-termination and change of control provisions as outlined in "Potential Payments

  Upon Termination or Change of Control" beginning on page 52. The vesting schedule for options unexercisable as of October 31, 2008, is provided in the table below.

Name	Grant Date	11/28/2008	11/30/2008	9/19/2009	11/28/2009	11/30/2009	11/28/2010	Option Expiration Date

Mr. Hoffman	11/30/2005		19,233					11/30/2015
	11/30/2006		25,300			25,300		11/30/2016
	11/28/2007	20,934			20,933		20,933	11/28/2017
Mr. Wolfe	11/30/2005		7,000					11/30/2015
	11/30/2006		7,300			7,300		11/30/2016
	11/28/2007	5,800			5,800		5,800	11/28/2017
Mr. Himan	11/30/2005		2,567					11/30/2015
	11/30/2006		4,200			4,200		11/30/2016
	11/28/2007	3,834			3,833		3,833	11/28/2017
Mr. Ramstad	11/30/2006		2,666			2,667		11/30/2016
	11/30/2006		2,800			2,800		11/30/2016
	11/28/2007	3,000			3,000		3,000	11/28/2017
Mr. Dordell	9/19/2006			1,890				9/19/2016
	11/30/2006		3,100			3,100		11/30/2016
	11/28/2007	3,500			3,500		3,500	11/28/2017
(2)
We have no option awards with performance vesting conditions.

(3)
Amount reported represents target performance share awards that are in progress.

(4)
Amount reported represents the value of target performance share awards that are in progress based on the closing price of our common stock, as reported on the NYSE, on October 31, 2008 of $33.64.

(5)
Shares of restricted stock that vested fully after the end of fiscal 2008 on November 27, 2008, the second year anniversary of Mr. Ramstad's first date of employment.

(6)
The value is based on the closing price of our common stock, as reported on the NYSE, on October 31, 2008 of $33.64.

(7)
Shares of restricted stock that vested fully after the end of fiscal 2008 on November 6, 2008, the second year anniversary of Mr. Dordell's first date of employment.

 Option Exercises and Stock Vested for Fiscal 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Michael J. Hoffman
1993 Stock Option Plan	4,440	$225,403
PSP			13,723	$429,555
Stephen P. Wolfe
2000 Stock Option Plan	6,400	$301,528
PSP			4,935	$154,367
Dennis P. Himan
2000 Stock Option Plan	13,096	$273,695
PSP			1,825	$57,086
Peter M. Ramstad	0	$0	0	$0
Timothy P. Dordell	0	$0	0	$0

(1)
Amount reported represents the closing price of our common stock, as reported on the NYSE, on the exercise date, less the exercise price, multiplied by the number of shares exercised.

(2)
Amount reported represents the closing price of our common stock, as reported on the NYSE, on December 9, 2008 (the payout date for the fiscal 2006 to fiscal 2008 performance share awards) of $31.28, multiplied by the number of shares acquired.

 Nonqualified Deferred Compensation for Fiscal 2008

        The following table reflects executive contributions and company contributions for fiscal 2008. The aggregate balance represents the total balance at October 31, 2008, our fiscal year-end, for The Toro Company Deferred Compensation Plan, The Toro Company Supplemental Benefit Plan and The Toro Company Deferred Compensation Plan for Officers plus any executive contributions or company contributions for fiscal 2008 that were paid after October 31, 2008. Information regarding The Toro Company Deferred Compensation Plan, The Toro Company Supplemental Benefit Plan and The Toro Company Deferred Compensation Plan for Officers is included in the "Compensation Discussion and Analysis" under "Nonqualified Deferred Compensation Plans" on page 40.

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Michael J. Hoffman
Deferred Compensation Plan	$190,765	(3)	$0	$0	$0	$190,765
Supplemental Benefit Plan	$0		$122,080	$(165,054)	$0	$937,485
Deferred Compensation Plan for Officers	$0		$0	$(969,350)	$0	$1,543,883
Stephen P. Wolfe
Deferred Compensation Plan	$0		$0	$(258,869)	$0	$551,340
Supplemental Benefit Plan	$0		$39,675	$(330,959)	$0	$734,351
Deferred Compensation Plan for Officers	$0		$0	$(5,077,768)	$0	$8,087,354
Dennis P. Himan
Deferred Compensation Plan	$0		$0	$(234,558)	$0	$921,869
Supplemental Benefit Plan	$0		$20,139	$(96,467)	$0	$403,709
Deferred Compensation Plan for Officers	$0		$0	$(2,294,466)	$0	$3,654,394
Peter M. Ramstad	$0		$0	$0	$0	$0
Timothy P. Dordell	$0		$0	$0	$0	$0

(1)
Amount reported represents company contributions to The Toro Company Supplemental Benefit Plan for calendar year 2008, which will be paid in first calendar quarter of 2009, and are included in the "All Other Compensation" column of the Summary Compensation Table for the respective named executive officer for fiscal 2008. Contributions in this column are included in the "All Other Compensation" column of the Summary Compensation Table.

(2)
Aggregate earnings are based on actual rates of return earned during the fiscal year and each named executive officer's fund allocation. The rates for calendar year 2008 are provided below:

Wells Fargo Stable Return Fund	4.5%
Alger Small Cap Growth Institutional	-45.9%
American Century Large Company Value	-37.3%
American Funds Growth Fund of America	-39.1%
Artisan Mid Cap	-44.1%
Fidelity Diversified International	-45.2%
ICM Small Company	-35.1%
JPMorgan Mid Cap Value	-33.1%
JPMorgan Prime Money Market	2.6%
Vanguard Institutional Index	-37.0%
Vanguard Total Bond Index	5.2%
Toro Common Stock	-38.4%
(3)
Amount reported represents Mr. Hoffman's deferral of 50% of his cash payout of his annual incentive award under the AMIP for fiscal 2008 (paid in December 2008). The full amount is included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for Mr. Hoffman for fiscal 2008.

Potential Payments Upon Termination or Change of Control

        The following discussion describes the payments and benefits to which our named executive officers would be entitled under various termination of employment and/or change of control scenarios.

        Retirement.    For purposes of our compensation arrangements, in most cases, "retirement" means the termination of employment at or after the age of 55 and with a number of years of service that, when added together with the named executive officer's age, equals at least 65. As of October 31, 2008, Mr. Wolfe and Mr. Himan were eligible for retirement.

        The Board has adopted an age 65 retirement policy for specified officers. The applicable Board resolution provides: (i) that a senior executive officer must submit a resignation from a policy-making position as of the month end following the executive's 65th birthday; (ii) positions affected by this policy are Chief Executive Officer, Chief Operating Officer, Executive/Group Vice President, Chief Financial Officer, Vice President, Secretary and General Counsel and Vice President of Administration; and (iii) only in unusual circumstances will the Board of Directors act to defer such resignation. Mr. Himan's 65th birthday will occur in February 2009 and, in accordance with this policy, we anticipate that he will submit notice of his retirement from his position as Vice President, Group and from the company to be effective as of February 28, 2009.

        Under the terms of our stock option plans and related agreements, in the event of the retirement of a named executive officer and for a period of up to four years after his retirement date, the executive may exercise any outstanding options that had vested as of his retirement date or will vest during such four-year period (but in no event later than the date the options expire). Under the terms of the PSP and related agreements, if a named executive officer retires and at least one year of the three-year award term for outstanding performance share awards has elapsed as of his retirement date, then, following the end of the three-year award term, the Compensation & Human Resources Committee may cause the outstanding performance share awards to be paid to the executive but only if earned and only with respect to the portion of the award term that was completed as of the retirement date. Performance share awards, if any, would be paid in shares of our common stock and proration would likely be based on full fiscal years of employment. If Mr. Wolfe or Mr. Himan had retired on October 31, 2008, the committee could have approved that he would receive the number of shares of our common stock as payout for performance share awards for each of the fiscal 2006 to fiscal 2008 award term (which was paid on December 9, 2008), fiscal 2007 to fiscal 2009 award term (to be paid in December 2009) and fiscal 2008 to fiscal 2010 award term (to be paid in December 2010), set forth in the "Performance Share Award Payout Upon Retirement, Death or Disability as of October 31, 2008" table on page 56.

        Although not required under the AMIP, in the event of the retirement of a named executive officer, the Compensation & Human Resources Committee may approve a prorated annual incentive award to be paid to the executive in cash following the end of the fiscal year under the AMIP. If approved by the committee, the annual incentive award would likely be determined based on achievement and weighting of performance measures against plan and the proration would likely be based on the portion of the fiscal year that was completed as of the retirement date. If Mr. Wolfe or Mr. Himan had retired on October 31, 2008, the committee could have approved that he would receive cash payout of his entire fiscal 2008 annual incentive award paid under the AMIP, which is set forth in the "Summary Compensation Table" on page 44, in the "Non-Equity Incentive Plan Compensation" column. In January 2009, the Compensation & Human Resources Committee adopted a policy regarding perquisites to be provided to officers, included our named executive officers, following retirement. This policy provides that, following retirement, an executive will continue to receive reimbursement for amounts incurred for: (i) one additional year of financial planning expenses,; (ii) one additional executive physical; and (iii) 12 additional months of payments for a company-leased automobile and related insurance, or through the end of the lease term, whichever is shorter. Additionally, executives are entitled to receive certain Toro products for his or her personal use at no charge for five years following retirement.

        Any deferred compensation and retirement benefits would be payable in accordance with the named executive officer's prior elections. In the event of the retirement of any of our named executive officers on October 31, 2008, the amounts reflected in the "Nonqualified Deferred Compensation for Fiscal 2008" table on page 51 would be payable to the executive in accordance with the executive's prior elections.

        Death.    Under the terms of our stock option plans and related agreements, in the event of the death of any of our named executive officers, all outstanding options held by such individual will immediately vest and may be exercised by the individual's beneficiary for a period of up to one year (but not later than the date the options expire). Under the terms of the PSP and related agreements, if any of our named executive officers dies and at least one-third of the three-year award term for outstanding performance share awards has elapsed as of his date of death, then, following the end of the three-year award term, the Compensation & Human Resources Committee may cause the outstanding performance share awards to be paid to the executive's beneficiary but only if earned and only with respect to the portion of the award term that was completed as of the date of death. Performance share awards, if any, would be paid in shares of our common stock and proration would likely be based on full fiscal years of employment. If any of our named executive officers had died on October 31, 2008, the committee could have approved that his beneficiary would receive the number of shares of our common stock as payout for performance share awards for each of the fiscal 2006 to fiscal 2008 award term (which was paid on December 9, 2008), fiscal 2007 to fiscal 2009 award term (to be paid in December 2009) and fiscal 2008 to fiscal 2010 award term (to be paid in December 2010), set forth in the "Performance Share Award Payout Upon Retirement, Death or Disability as of October 31, 2008" table on page 56.

        Although not required under the AMIP, in the event of the death of a named executive officer, the Compensation & Human Resources Committee may approve a prorated annual incentive award to be paid in cash to the executive's beneficiary following the end of the fiscal year under the AMIP. If approved by the Compensation & Human Resources Committee, the annual incentive award would likely be determined based on achievement and weighting of performance measures against plan and the proration would likely be based on the portion of the fiscal year that was completed as of the date of death. If any of our named executive officers had died on October 31, 2008, the committee could have approved that his beneficiary would receive cash payout of his entire fiscal 2008 annual incentive award paid under the AMIP, which is set forth in the "Summary Compensation Table" on page 44, in the "Non-Equity Incentive Plan Compensation" column. The Compensation & Human Resources Committee may also approve the continuation of existing perquisites or additional perquisites.

        Upon the death of a named executive officer, payments under our deferred compensation plans and retirement plans would be payable in accordance with the executive's prior elections. In the event of the death of a named executive officer on October 31, 2008, the amounts reflected in the "Nonqualified Deferred Compensation for Fiscal 2008" table on page 51 would be payable to the named beneficiaries in accordance with the executive's prior elections.

        Under The Toro Company Life Insurance Plan, our named executive officers receive company-paid life insurance equal to one times base pay, adjusted to the next higher multiple of a thousand and also have the ability to purchase up to five times base pay, up to a maximum of $1,500,000.

        Disability.    Under the terms of our stock option plans and related agreements, in the event of the employment of any of our named executive officers is terminated due to a disability, all outstanding options held by such individual will immediately vest upon termination of employment due to the disability and may be exercised by the executive or his guardian or legal representative for a period of up to one year (but not later than the date the options expire). Under the terms of the PSP and related agreements, in the event that any of our named executive officers becomes permanently disabled and unable to work prior to end of an award term and if at least one-third of the three-year award term for outstanding performance share awards has elapsed as of his termination date, then, following the end of the three-year award term, the Compensation & Human Resources Committee may cause the outstanding performance share awards to be paid to the executive but only if earned and only with respect to the portion of the award term that was completed as of the termination date. Performance share awards, if any, would be paid in shares of our common stock and proration would likely be based on full fiscal years of employment. If the employment of any of our named executive officers had terminated due to a disability of the executive on October 31, 2008, the committee could have approved that he or she would receive the number of shares of our common stock as payout for performance share awards for each of the fiscal 2006 to fiscal 2008 award term (which was paid on December 9, 2008), fiscal 2007 to fiscal 2009 award term (to be paid in December 2009) and fiscal 2008 to fiscal 2010 award term (to be paid in December 2010), set forth in the "Performance Share Award Payout Upon Retirement, Death or Disability as of October 31, 2008" table on page 56.

        Although not required under the AMIP, in the event that a named executive officer becomes permanently disabled and unable to work prior to end of a fiscal year, the Compensation & Human Resources Committee may approve a prorated annual incentive award to be paid to the executive or the executive's legal guardian in cash following the end of the fiscal year under the AMIP. If approved by the Compensation & Human Resources Committee, the annual incentive award amount would likely be determined based on achievement and weighting of performance measures against plan and the proration would likely be based on the portion of the fiscal year that was completed as of the date of disability. If any of our named executive officers had become disabled on October 31, 2008, the committee could have approved that he or she would receive cash payout of his entire fiscal 2008 annual incentive award paid under the AMIP, which is set forth in the "Summary Compensation Table" on page 44, in the "Non-Equity Incentive Plan Compensation" column. The Compensation & Human Resources Committee may also approve the continuation of existing perquisites or additional perquisites.

        Upon the termination of a named executive officer's employment due to disability, any deferred compensation and retirement benefits would be payable in accordance with the executive's prior elections. In the event of the termination of a named executive officer on October 31, 2008 as a result of the disability of the executive, the amounts reflected in the "Nonqualified Deferred Compensation for Fiscal 2008" table on page 51 would be payable to the executive in accordance with his prior elections.

        Under The Toro Company Accidental Death and Dismemberment Plan, our named executive officers receive company-paid 24-hour accidental death and dismemberment insurance equal to five times base pay up to a maximum of $4,000,000.

        Under The Toro Company Long-Term Disability Plan, all of our eligible employees, including our named executive officers, receive basic long-term disability. The company-sponsored portion of this plan pays 60% of monthly base salary up to a maximum benefit of $600 per month for the duration of the disability up to age 65. All eligible employees, including our named executive officers, also have the ability to purchase additional coverage up to 60% of monthly base pay with a maximum annual benefit of $180,000.

        Performance Share Award Payout Upon Retirement, Death or Disability as of October 31, 2008.    If on October 31, 2008, (i) any of our named executive officers had died or his employment was terminated due to a disability or (ii) had Mr. Wolfe and Mr. Himan retired, he or his beneficiary, as applicable, could have received as payout for performance share awards for award terms in progress on October 31, 2008 the number of shares of our common stock set forth in the following table, which consist of: (a) the actual number of shares of our common stock that such named executive officer received as payout for performance share awards for the fiscal 2006 to fiscal 2008 award term (as set forth in the "Option Exercises and Stock Vested for Fiscal 2008" table on page 50 under the "Stock Awards" and "Number of Shares Acquired on Vesting" columns), which shares were actually issued to the executive on December 9, 2008, less the number of shares of our common stock withheld to pay tax obligations, and could have, with the approval of the committee, been issued had such named executive officer died or his employment was terminated due to a disability or had Mr. Wolfe or Mr. Himan retired on October 31, 2008, (ii) two-thirds of the maximum number of shares of our common stock that such named executive officer could, with the approval of the committee, receive as payout for performance share awards for the fiscal 2007 to fiscal 2009 award term (to be paid in December 2009), and (ii) one-third of the maximum number of shares of our common stock that such named executive officer could, with the approval of the committee, receive as payout for performance share awards for the fiscal 2008 to fiscal 2010 award term (to be paid in December 2010).

Name	Award Term	Number of Shares of Common Stock

Michael J. Hoffman	Fiscal 2006 to Fiscal 2008	13,723
	Fiscal 2007 to Fiscal 2009	34,267
	Fiscal 2008 to Fiscal 2010	13,333
Stephen P. Wolfe	Fiscal 2006 to Fiscal 2008	4,935
	Fiscal 2007 to Fiscal 2009	9,867
	Fiscal 2008 to Fiscal 2010	3,667
Dennis P. Himan	Fiscal 2006 to Fiscal 2008	1,825
	Fiscal 2007 to Fiscal 2009	5,733
	Fiscal 2008 to Fiscal 2010	2,467
Peter M. Ramstad	Fiscal 2006 to Fiscal 2008	0
	Fiscal 2007 to Fiscal 2009	3,600
	Fiscal 2008 to Fiscal 2010	1,933
Timothy P. Dordell	Fiscal 2006 to Fiscal 2008	0
	Fiscal 2007 to Fiscal 2009	4,133
	Fiscal 2008 to Fiscal 2010	2,200

        Termination By Toro Without Cause.    Our named executive officers are not party to, or otherwise covered by, any general severance plans or arrangements. Any severance benefits payable to a named executive officer in the event of termination of employment by us without cause would be determined by the Compensation & Human Resources Committee. In the event a named executive officer were to be terminated by us without cause, the committee would exercise its business judgment in determining whether or not a separation arrangement was appropriate and would determine the terms of any separation arrangement in light of all relevant facts and circumstances, including the executive's term of employment, past accomplishments and reasons for termination. Any separation arrangement would typically require the executive to sign a general release and waiver of claims against us and to comply with confidentiality and non-compete restrictions. Payment of any severance benefits would generally be made in equal installments over regular payroll periods. At the discretion of the committee, the vesting of any outstanding stock options may be accelerated and the exercise period extended (but not later than the date the options expire).

        In the absence of any agreement to the contrary, if the employment of any of our named executive officers were to be terminated by us without cause, the executive would have a period of up to three months to exercise any of his options that had vested at the time of termination, all options that had not vested at the time of termination would be cancelled and all performance share awards would be cancelled. In the event of the termination of a named executive officer on October 31, 2008, the amounts reflected in the "Nonqualified Deferred Compensation for Fiscal 2008" table on page 51 would be payable to the executive in accordance with his prior elections.

        Voluntary Termination By Named Executive Officer Or Termination By Toro With Cause.    If any of our named executive officers voluntarily terminates his employment with us, other than in the case of his retirement, or if we terminate an executive's employment for cause, the executive will have a period of up to three months to exercise any of his options that had vested at the time of termination, all options that had not vested at the time of termination would be cancelled and all performance share awards would be cancelled. In the event of the termination of a named executive officer on October 31, 2008, the amounts reflected in the "Nonqualified Deferred Compensation for Fiscal 2008" table on page 51 would be payable to the executive in accordance with his prior elections.

        Change of Control.    If we experience a change of control, as generally defined below, whether or not there is a qualifying termination of employment:

  •
  all options immediately vest, become exercisable in full and remain exercisable for three years following the change of control (but not later than the date the options expire); and

  •
  all outstanding performance share awards for award terms in progress at the time of the change of control immediately vest and become immediately payable at maximum in shares of our common stock.

        In addition, if we experience a change of control, employment agreements that we have with each of our named executive officers automatically become effective. Unless and until we experience a change of control, the employment agreements have no effect and do not require us to retain any of our named executive officers or to pay any of them any specified level of compensation or benefits.

        For purposes of these employment agreements and other change of control arrangements, and subject to some exceptions, a "change of control" is deemed to have occurred if:

  •
  another person becomes the beneficial owner of at least 15% of our then-outstanding common stock or the combined voting power of our then-outstanding voting stock;

  •
  a majority of our Board becomes comprised of persons other than those for whom election proxies have been solicited by our Board;

  •
  the completion of certain business combinations, including certain mergers, consolidations, the sale of all or substantially all of our assets or the acquisition by us of assets or stock of another entity, where the shareholders before the business combination fail to beneficially own and have voting power for more than 50% of our company or the resulting company after the business combination; or

  •
  our shareholders approve a complete liquidation or dissolution of our company.

        Each employment agreement provides that for three years after a change of control,

  •
  we must employ the named executive officer and he agrees to remain employed by us;

  •
  the named executive officer's position, authority, duties and responsibilities must be substantially the same as immediately before the change of control;

  •
  the named executive officer's services must be performed at the location where he was employed immediately before the change of control or not less than 35 miles from such location;

  •
  the named executive officer must be paid a monthly base salary equal to the highest monthly base salary paid to him immediately before the change of control, including any amounts deferred by the executive;

  •
  the named executive officer must be awarded for each fiscal year an annual bonus in cash at least equal to his highest bonus under our annual management incentive plans for the last three full fiscal years before the change of control which, absent any deferrals by the executive, must be paid no later than January 31st of the following fiscal year;

  •
  the named executive officer must be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs and receive benefits under all welfare benefit plans, practices, policies and programs applicable generally to other peer executives of our company and provided that they are on at least as favorable terms as before the change of control; and

  •
  the named executive officer must be entitled to receive prompt reimbursement for expenses, fringe benefits, vacation and an office and support staff on at least as favorable terms as before the change of control.

        The employment agreements also require us to provide certain payments and benefits to the named executive officers upon the termination of their employment if the termination occurs during the three-year period after the change of control, before the change of control in anticipation of the change of control or at the request of a third party who took actions to cause the change of control. The type and amount of payments and benefits to be provided to the named executive officer depends upon whether the executive's employment is terminated by Toro with or without "cause," by the executive for or not for "good reason," by us as a result of the executive's disability or automatically upon the executive's death.

        If the named executive officer's employment is terminated by us other than with "cause" or if the executive terminates his employment for "good reason," the executive is entitled to receive:

  •
  all salary, annual incentive payments, deferred compensation and vacation pay accrued but unpaid through the date of termination in one lump sum payment within 30 days of the date of termination;

  •
  a severance payment equal to three times the sum of his then current annual base salary and highest annual bonus (which is the greater of the most recent fiscal year annual bonus paid to the executive or the highest annual bonus paid to the executive during the last three fiscal years) in one lump sum payment within 30 days of the date of termination;

  •
  a payment equal to the amount he would have received under our retirement plans had the executive remained employed by us for an additional three years in one lump sum payment within 30 days of the date of termination;

  •
  continued benefits under our welfare benefit plans for the executive and his family for a period of three additional years;

  •
  outplacement services; and

  •
  an additional payment, or "gross-up", in the event an excise tax is imposed on payments under the agreement, so that after the payment of all taxes, including income and excise taxes, the executive will be in the same after-tax position as if no excise tax under applicable federal or state tax laws had been imposed.

        These benefits would be paid in addition to any other amounts or benefits required to be paid or provided to the executive under any other plan, program, policy or practice of Toro or agreement between the executive and Toro. For purposes of these agreements, "cause" is defined to include the willful and continued failure of the executive to perform substantially his duties or the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Toro. "Good reason" is defined to include a demotion, reduction in compensation, relocation, excess travel or a termination by the executive for any reason during the 30-day period immediately following the first anniversary of the employment agreement.

        If a named executive officer's employment terminates as a result of his death or disability, the executive is entitled to receive all salary, annual incentive payments and vacation pay accrued but unpaid through his termination date in one lump sum payment within 30 days of the termination date. The executive is also entitled to receive any other amounts or benefits required to be paid or provided to the executive under any other plan, program, policy or practice of Toro or agreement between the executive and Toro. If we terminate the executive's employment for "cause," the executive is entitled to receive all salary accrued but unpaid through the date of termination in one lump sum payment within 30 days of the date of termination and any other amounts or benefits required to be paid or provided to the executive under any other plan, program, policy or practice of Toro or agreement between the executive and Toro. In the event of death, disability or termination for cause, any deferred compensation and retirement benefits would be payable in accordance with the named executive officer's prior elections. In the event of the death, disability or termination for cause of a named executive officer on October 31, 2008, the amounts reflected in the "Nonqualified Deferred Compensation for Fiscal 2008" table on page 51 would be payable to the executive in accordance with his prior elections.

        We have established a trust for the benefit of our named executive officers (and certain other executives and employees) which, in the event of a change of control, must be funded in an amount equal to our accrued liability arising under the employment agreements. In addition, under our deferred compensation and retirement plans, upon the occurrence of a change of control, we must transfer cash or property to a trust for the benefit of plan participants in an amount equal to the present value of all accumulated or accrued benefits then payable to or on behalf of plan participants.

        The following tables quantifies the potential payments to each of our named executive officers upon a change of control of our company without any termination of employment event. For purposes of these calculations, we have assumed the change of control event occurred on October 31, 2008.

	Potential Payments Upon A Change Of Control Without Any Termination Event
Name	Unvested & Accelerated Stock Options(1)	Unvested & Accelerated Performance Share Awards(2)	280G Tax Gross-Up Payment(3)	Total

Mr. Hoffman	$0	$3,536,338	$0	$3,536,338
Mr. Wolfe	$0	$858,997	$0	$858,997
Mr. Himan	$0	$599,633	$0	$599,633
Mr. Ramstad	$0	$376,768	$0	$376,768
Mr. Dordell	$0	$430,592	$0	$430,592

(1)
This amount represents the value of the automatic acceleration of the vesting of unvested options held by a named executive officer and is based on the difference between: (a) $33.64, the market price (closing price, as reported on the NYSE) of the shares of our common stock underlying the unvested stock options held by such executive as of October 31, 2008, and (b) the exercise price of the options. The exercise prices for unvested options currently held by our named executive officers range from $40.19 to $54.93.

(2)
This amount represents the value of the immediate payout of (a) the actual number of shares of common stock that such executive received as payout for performance share awards for the fiscal 2006 to fiscal 2008 award term (as set forth in the "Option Exercises and Stock Vested for Fiscal 2008" table on page 50 under the "Stock Awards" and "Number of Shares Acquired on Vesting" columns), which was actually paid to the executive on December 9, 2008, and (b) the maximum number of shares of common stock that such executive would have been entitled to receive as payout for performance share awards for each of the fiscal 2007 to fiscal 2009 award term and the fiscal 2008 to fiscal 2010 award term. Such value is based on: (i) the number of outstanding performance share awards held by such executive as of October 31, 2008 for each of the fiscal 2007 to fiscal 2009 award term and the fiscal 2008 to fiscal 2010 award term, multiplied by (b) $33.64, the market price (closing price, as reported on the NYSE) of our common stock on October 31, 2008.

(3)
These potential payments do not trigger excise taxes under Section 4999 of the Code and, accordingly, there is no gross-up payment.

        The following tables quantifies the potential additional payments to each of our named executive officers under the employment agreements if, in anticipation of the change of control, at the request of a third party who took actions to cause the change of control or following a change of control, a named executive officer is terminated by us without "cause" or a named executive officer terminates his employment for "good reason." For purposes of these calculations, except as otherwise indicated, we have assumed the termination occurred on October 31, 2008.

	Potential Payments In Connection With Or Following A Change Of Control With Termination By Toro Without Cause Or By Executive for Good Reason
Name	Severance Payment(1)	Retirement Plan Benefits(2)	Welfare Plan Benefits(3)	Outplacement Services(4)	280G Tax Gross-Up Payment(5)	Total

Mr. Hoffman	$4,185,558	$83,220	$59,988	$30,000	$3,384,419	$7,743,185
Mr. Wolfe	$1,871,797	$83,220	$47,802	$30,000	$0	$2,032,819
Mr. Himan	$1,290,587	$83,220	$33,129	$30,000	$0	$1,436,936
Mr. Ramstad	$1,299,015	$19,560	$51,219	$30,000	$761,350	$2,161,144
Mr. Dordell	$1,069,106	$19,296	$18,360	$30,000	$703,341	$1,840,103

(1)
This amount represents three times the sum of the executive's: (a) then current annual base salary, which equals 12 times the highest monthly base salary paid to the executive during the fiscal year ended October 31, 2008, and (b) the higher of the (i) most recent fiscal year annual bonus paid to the executive, or (ii) the highest annual bonus paid to the executive during the last three fiscal years, in each case, including any amounts deferred by the executive.

(2)
This amount represents the lump sum value of additional retirement plan benefits equal to: (a) the value of the benefit under the plans assuming the benefit is fully vested and the executive had three additional years of service, less (b) the value of the vested benefit accrued under the retirement plans.

(3)
This amount represents the estimated value of the welfare plan benefits based on our current premium levels.

(4)
This amount is based on the assumption that we would incur a $30,000 one-time cost for outplacement services to be provided for the three-year period.

(5)
This amount represents the estimated value of the gross-up payment to cover excise taxes under Section 4999 of the Code for parachute payments under Section 280G of the Code.

        "Clawback" Provisions.    Our stock option plans and the related agreements with our named executive officers contain a "clawback" provision, which provides that if within one year after the termination of employment of any of our named executive officers, the executive is employed by or performs services to a competitor, violates any confidentiality or agreement governing the ownership or assignment of intellectual property rights or engages in any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of Toro, we have the right to cancel, rescind or restrict all options held by such individual and demand the return of the economic value of any option which was realized or obtained by such individual during the period beginning on the date that is 12 months prior to the date of termination to the date of the last exercise. The PSP and the related agreements with our named executive officers contain a similar "clawback" provision applicable to any shares of our common stock that the Compensation & Human Resources Committee determines will be paid out under performance share awards after the termination of an executive's employment with us.

 PROPOSAL TWO—AMENDMENT OF
THE TORO COMPANY 2000 DIRECTORS STOCK PLAN

Proposed Amendment

        The Board of Directors, upon recommendation of the Compensation & Human Resources Committee, has approved, subject to approval by our shareholders at the annual meeting, an amendment to The Toro Company 2000 Directors Stock Plan, or 2000 Directors Stock Plan, to increase the number of shares of our common stock authorized for issuance under the 2000 Directors Stock Plan by 65,000 shares. This amendment will increase the total number of shares of our common stock authorized for issuance pursuant to the 2000 Directors Stock Plan from 455,000 to 520,000. The purpose of the amendment is to provide for additional shares of our common stock to be made available for the annual formula grants of shares and options to non-employee directors under the 2000 Directors Stock Plan, as described on page 23 above under the headings "Stock Awards" and "Stock Option Grants."

        In January 2008, the Board of Directors, upon recommendation of the Compensation & Human Resources Committee, amended the 2000 Directors Stock Plan to decrease the number of shares of common stock authorized for issuance under the plan by 25,000 from 480,000 to 455,000. At that time, we did not anticipate that such shares would be needed for the annual formula grants of shares and options to non-employee directors under the 2000 Directors Stock Plan prior to the expiration of such plan. However, because the number of shares and options granted pursuant to the formula set forth in the 2000 Directors Plan has increased as the result of the fact that the average closing price of our common stock has decreased, we now believe that we will need additional shares under the 2000 Directors Stock Plan to fulfill the annual formula grants to be made in November 2009 and November 2010. We currently expect, based on anticipated future annual formula grants of shares and options to non-employee directors, that the additional 65,000 shares will last until the expiration of the 2000 Directors Stock Plan in March 2011.

        Our shareholders are being asked to approve the amendment in order to satisfy rules and regulations of the NYSE relating to equity compensation and to exempt transactions by our non-employee directors under the 2000 Directors Stock Plan from the "short-swing profit" liability provisions of Section 16 under the Securities Exchange Act of 1934. If our shareholders do not approve the amendment to the 2000 Directors Stock Plan to increase the number of shares of our common stock authorized for issuance under the 2000 Directors Stock Plan, the Board will reconsider the amendment to the 2000 Directors Stock Plan and the current plan prior to such proposed amendment will remain in effect.

Equity Compensation Plan Information as of January 23, 2009

        Under the heading "Equity Compensation Plan Information" on page 69, as required by SEC rules, we provide information about shares of our common stock that may be issued under our equity compensation plans as of October 31, 2008. To facilitate the approval of the amendment to the 2000 Directors Stock Plan to increase the number of shares of our common stock authorized for issuance under the plan by 65,000, set forth below is information regarding the shares of our common stock that may be issued under our equity compensation plans as of the record date, January 23, 2009. The total number of shares of our common stock outstanding as of January 23, 2009, was 36,378,802. The market value of one share of our common stock on January 23, 2009, as determined by reference to the closing price of our common stock, as reported on the NYSE, was $32.04.

  •
  Number of shares remaining available for future issuance as of January 23, 2009, under each of our equity compensation plans was as follows:

  •
  516,927 shares available under the 2000 Stock Option Plan;

  •
  109,261 shares available under the Performance Share Plan; and

  •
  33,753 shares available under the 2000 Directors Stock Plan (not including the 65,000 shares of our common stock that will become available for issuance under the 2000 Directors Stock Plan if the amendment is approved by the shareholders).

  •
  The number of shares of our common stock to be issued upon exercise of outstanding options as of January 23, 2009, under each of our equity compensation plans that provides for the issuance of options (which includes the 2000 Stock Option Plan, The Toro Company 1993 Stock Option Plan and the 2000 Directors Stock Plan) was 3,104,500.

  •
  The weighted average exercise price of all outstanding options as of January 23, 2009, was $30.40.

  •
  The weighted average remaining term for all outstanding options as of January 23, 2009, was 4.23 years.

  •
  The total number of unvested full value awards outstanding as of January 23, 2009, was 361,800.

Summary of the 2000 Directors Stock Plan Features

        The material features of the 2000 Directors Stock Plan are summarized below. This summary is qualified in its entirety by reference to the full text of the 2000 Directors Stock Plan, a copy of which may be obtained upon request to our Vice President, Secretary and General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at (888) 237-3054, or by email to invest@toro.com. A copy of the 2000 Directors Stock Plan has also been filed electronically with the SEC as an appendix to this proxy statement, and is available through the SEC's website at www.sec.gov.

        Purpose.    The purpose of the 2000 Directors Stock Plan is to attract and retain experienced and knowledgeable non-employee directors to serve as members of the Board of Directors of Toro and to further align their interests with those of our shareholders.

        Plan Administration.    The 2000 Directors Stock Plan is administered by the members of the Board who are also employees of Toro. Such individuals have the authority to carry out the provisions of the 2000 Directors Stock Plan, but have no discretion to determine which non-employee directors may receive awards under the 2000 Directors Stock Plan or to set the value of such awards, other than to make the calculations required by the terms of the 2000 Directors Stock Plan.

        Shares Authorized.    The maximum number of shares of our common stock reserved and available for issuance pursuant to the 2000 Directors Stock Plan as proposed to be amended at the annual meeting is 520,000, subject to adjustment in the event of certain corporate transactions or changes in our corporate structure affecting our common stock. Any shares of our common stock issued by us in connection with the assumption or substitution of outstanding grants from any acquired corporation will not reduce the number of shares of our common stock available for option grants under the 2000 Directors Stock Plan. Shares of our common stock that are issued under the 2000 Directors Stock Plan or that are potentially issuable pursuant to outstanding options granted under the 2000 Directors Stock Plan will be applied to reduce the maximum number of shares of our common stock remaining available for issuance under the 2000 Directors Stock Plan. All shares that are subtracted from the number of shares available for issuance with respect to an option that expires unexercised, terminates, is exchanged for other options without the issuance of shares of our common stock or is exercised by delivery or constructive delivery of shares of our common stock, will again become available for issuance under the 2000 Directors Stock Plan.

        Adjustments.    In the event of a corporate transaction involving Toro, including any merger, consolidation, recapitalization, reorganization, split off, spin off, reclassification, combination, stock dividend, stock split, reserve stock split, repurchase, exchange, extraordinary cash dividend or other similar corporate transaction or change in our corporate structure affecting our common stock, or a sale by us of all or part of our assets or any distribution to our shareholders other than a normal cash dividend, the committee administering the plan will make such proportional adjustments as are necessary to preserve the benefits or potential benefits of any outstanding options and shares available for grant under the 2000 Directors Stock Plan. Such adjustments may include adjustments to the maximum number of shares of our common stock available for issuance under the 2000 Directors Stock Plan, the number of shares of our common stock subject to outstanding options, the determination of the number or kind of shares issuable as share awards, the exercise price of outstanding options or any other adjustment the committee determines to be equitable.

        Eligibility.    Members of the Board of Directors who are not employees of Toro or any subsidiary are eligible to receive share and option awards under the 2000 Directors Stock Plan. Nine members of our Board are currently eligible to participate in the 2000 Directors Stock Plan.

        Stock Awards.    Under the 2000 Directors Stock Plan, Toro issues automatically each year to each non-employee director, on the first business day of each fiscal year (usually November 1), shares of Toro common stock having a fair market value of $20,000, based on the average of the closing prices of Toro's common stock on the NYSE for each of the trading days in the three-month calendar period immediately prior to the date of issue.

        Stock Option Grants.    Under the 2000 Directors Stock Plan, Toro grants automatically each year to each non-employee director, on the first business day of each fiscal year, an option to purchase the number of shares of Toro common stock having a grant date fair value for the option of $40,000. Under the terms of the plan, the value is to be determined using a standard Black-Scholes, binomial or monte carlo valuation formula, based on assumptions consistent with those used to value option grants disclosed under Schedule 14A under the Securities Exchange Act of 1934, or successor requirements, for the business day prior to the date of grant. For the fiscal 2008 options granted on November 1, 2007, we used the binomial valuation method for stock option grant valuations. For the fiscal 2009 options granted on November 3, 2008, we used the Black-Scholes valuation method for stock option grant valuations. Each option granted under the plan has an exercise price equal to 100% of the fair market value of one share of our common stock on the date of grant, a term of 10 years and except as described below, vests and becomes exercisable in three equal installments on each of the first, second and third year anniversaries following the date of grant.

        During the lifetime of a non-employee director, an option may be exercised only by the non-employee director and only while the non-employee director serves as a non-employee director of Toro and only if the director has continuously so served since the date the option was granted. Options may not be transferred except by will or the laws of descent and distribution. If a director becomes disabled or dies and the director's outstanding unvested options granted under the 2000 Directors Stock Plan have not previously expired, all outstanding unvested options will vest in full on the date the director's service ceases by reason of such disability or death. In addition, the director's guardian or legal representative may exercise the options not later than the earlier of the date the options expire or one year after the date the director's service ceased by reason of such disability or death. If a director has served as a member of the Board for 10 full fiscal years or longer and terminates his or her service on the Board, his or her outstanding unvested options will continue to vest in accordance with their terms and the director may exercise the vested portions of the options for up to four years after the director's date of termination, but not later than the date the options expire. If a director has served as a member of the Board for less than 10 full fiscal years and terminates his or her service on the Board, his or her outstanding unvested options will expire and be cancelled and the director may exercise any vested portions of the options for up to three months after the director's date of termination, but not later than the date the options expire. The following directors have served as a member of the Board for 10 full fiscal years or longer: Robert C. Buhrmaster, Winslow H. Buxton, Janet K. Cooper, Robert H. Nassau and Christopher A. Twomey. Additionally, upon the completion of fiscal 2009, Gregg W. Steinhafel will have served as a member of the Board for 10 full fiscal years.

        Methods of Exercise.    The 2000 Directors Stock Plan permits exercise of an option by payment in cash or shares of Toro common stock or a combination of cash and shares of Toro common stock, or by notice of exercise and same day sale through a brokerage firm (cashless exercise) in accordance with regulations of the Federal Reserve Board.

        Shares in Lieu of Fees.    The 2000 Directors Stock Plan permits non-employee directors to elect to receive shares of Toro common stock in lieu of their annual retainers and meeting fees otherwise payable in cash. The election to receive Toro common stock must be made prior to the date such fees are otherwise scheduled to be paid to the director but no later than May 31 of the calendar year for which the fees are to be paid. Fees that are earned after the date a director makes an election are reserved through the rest of the calendar year and are then issued to the director in December of that year. The number of shares to be issued is determined by dividing the dollar amount of reserved fees by the 4:00 p.m., Eastern time, closing price of one share of our common stock as reported by the NYSE for the date that the shares are issued.

        Change of Control.    In the event of a change of control of Toro as defined in the 2000 Directors Stock Plan, all options will fully vest and be exercisable in their entirety immediately and will continue to be exercisable for three years following the change of control, but not later than 10 years after the date of grant. Generally, and subject to some exceptions, a change of control is deemed to have occurred if: (a) another person becomes the beneficial owner of at least 15% of our then-outstanding common stock or the combined voting power of our then-outstanding voting stock; (b) a majority of the Board becomes comprised of persons other than those for whom election proxies have been solicited by the Board; (c) the completion of certain business combinations, including certain mergers, consolidations, the sale of all or substantially all of our assets or the acquisition by us of assets or stock of another entity, where the shareholders before the business combination fail to beneficially own and have voting power for more than 50% of our company or the resulting company after the business combination; or (d) our shareholders approve a complete liquidation or dissolution of our company.

        Term and Amendment.    The 2000 Directors Stock Plan will end on March 12, 2011, unless terminated earlier by the Board. The 2000 Directors Stock Plan may be amended, suspended or terminated at any time by the Board, but no amendment may alter or impair any option previously granted, without the consent of the non-employee director. The effective date of any amendment is the date of its adoption by the Board, subject to shareholder approval, if required.

        Plan Benefits.    The table below shows as to the individuals and groups indicated the dollar value of the benefits that will be received by each of the individuals and groups during each fiscal year under the 2000 Directors Stock Plan.

Name and Position	Dollar Value ($)	Number of Units (#)

Named Executive Officers:(1)
Michael J. Hoffman	0	0
Stephen P. Wolfe	0	0
Dennis P. Himan	0	0
Peter M. Ramstad	0	0
Timothy P. Dordell	0	0
Executive Group(1)	0	0
Non-Executive Director Group	$540,000		(2)
Non-Executive Officer Employee Group(1)	0	0

(1)
Toro employees, including our named executive officers and other executives, are not eligible to receive stock and option awards under the 2000 Directors Stock Plan.

(2)
The exact number of shares subject to the automatic stock awards and stock options granted to the non-employee directors of Toro each fiscal year under the 2000 Directors Stock Plan cannot be determined at this time and are based on formulas as described on page 23 above under the headings "Stock Awards" and "Stock Option Grants."

Tax Consequences Under the 2000 Directors Stock Plan

        The following is a brief description of the federal income tax treatment that generally applies to stock awards and options granted under the 2000 Directors Stock Plan, based on the Code as presently in effect.

        The automatic award of shares of our common stock to a non-employee director under the 2000 Directors Stock Plan results in taxable income to a non-employee director and an income expense and related deduction to us at the time of issuance of the shares. Directors may defer income arising from such stock awards in accordance with The Toro Company Deferred Compensation Plan for Non-Employee Directors, Amended and Restated Effective January 1, 2009, in which case the director will defer taxable income and Toro's deduction will be deferred until future distribution of the shares.

        The automatic grant of a stock option to a non-employee director of Toro under the 2000 Directors Stock Plan is not a taxable event for the director. Upon exercise of the option, the director generally will be required to recognize ordinary income in an amount equal to the excess of the fair market value of our common stock acquired upon exercise (generally determined as of the date of exercise) over the exercise price of the option, and we will be entitled to a deduction in an equal amount.

Board Recommendation

        The Board of Directors unanimously recommends a vote FOR the approval of the amendment to The Toro Company 2000 Directors Stock Plan.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about shares of our common stock that may be issued under our equity compensation plans as of October 31, 2008. For information about shares of our common stock that may be issued under our equity compensation plans as of January 23, 2009, the record date, see Proposal Two—Amendment of The Toro Company 2000 Directors Stock Plan, under the heading "Equity Compensation Plan Information as of January 23, 2009." Column (c) in the table below does not reflect the additional 65,000 shares of our common stock that will become available for issuance under the 2000 Directors Plan if our shareholders approve Proposal Two—Amendment of The Toro Company 2000 Directors Stock Plan.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column)
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	3,177,266	(1)	$30.25	(2)	1,088,112	(3)
Equity compensation plans not approved by security holders	0		N/A		89,644	(4)

Total	3,177,266		$30.25	(2)	1,177,756

(1)
Amount includes outstanding options under the 2000 Stock Option Plan, The Toro Company 1993 Stock Option Plan and the 2000 Directors Stock Plan. Amount also includes 364,000 outstanding performance share awards under the Performance Share Plan. The actual number of shares that will be issued under the performance share awards is subject to reduction, depending on our financial goal achievement.

(2)
Performance share awards do not have an exercise price and have therefore been excluded from the weighted-average exercise price calculation in column (b).

(3)
Amount includes: 869,067 shares remaining available at October 31, 2008 for future issuance upon exercise of options that may be granted under the 2000 Stock Option Plan; 146,366 shares remaining available at October 31, 2008 for future awards under the Performance Share Plan; and 72,679 shares that remain available at October 31, 2008 under the 2000 Directors Stock Plan, which may be used for annual grants of shares of our common stock to non-employee directors, in addition to option grants.

(4)
Amount includes 89,644 shares remaining available for future issuance under the Toro Australia Pty. Limited General Employee Stock Plan. This plan was not required to be approved by our shareholders. Under this plan, eligible employees of a subsidiary of Toro may acquire shares of our common stock in exchange for salary reduction. Up to 100,000 shares of our common stock are authorized to be issued under this plan.

 PROPOSAL THREE—RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

        The Audit Committee has again selected KPMG LLP to serve as our independent registered public accounting firm for fiscal 2009. Although it is not required to do so, the Board is asking our shareholders to ratify the Audit Committee's selection of KPMG LLP. If our shareholders do not ratify the selection of KPMG LLP, the Audit Committee will reconsider its selection. Even if the selection is ratified by our shareholders, the Audit Committee may in its discretion change the appointment at any time during the year, if it determines that such a change would be in the best interests of our company and our shareholders.

        Representatives of KPMG LLP will be present at the annual meeting to answer appropriate questions. They will also have the opportunity to make a statement if they wish to do so.

Audit, Audit-Related, Tax and Other Fees

        The following table presents the aggregate fees billed to us for professional services rendered by KPMG LLP for fiscal 2008 and fiscal 2007, by category as described in the notes to the table. All fees paid to KPMG LLP were pre-approved by the Audit Committee.

	Fiscal 2008	Fiscal 2007

Audit Fees(1)	$1,441,536	$1,466,400
Audit-Related Fees(2)	$105,150	$46,800
Tax Fees(3)	$54,270	$16,000
All Other Fees	$0	$0

(1)
Consists of aggregate fees billed or expected to be billed for fiscal 2008 for professional services rendered by KPMG LLP in connection with the audit of our annual financial statements, review of our financial statements included in our quarterly reports on Form 10-Q, statutory audits of certain of our international subsidiaries and the audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. For fiscal 2008, also consists of fees billed for professional services rendered by KPMG LLP in connection with the rendering of a consent relating to the Registration Statement on Form S-8 filed on May 21, 2008. For fiscal 2007, also consists of fees billed for professional services rendered by KPMG LLP in connection with the rendering of a comfort letter related to our issuance of $125.0 million in aggregate principal amount of 6.625% senior notes.

(2)
Consist of aggregate fees billed for KPMG LLP's assurance and related services reasonably related to the performance of the audit or review of our financial statements, including audits of our employee benefit plans and due diligence services.

(3)
Consist of aggregate fees billed for professional services rendered by KPMG LLP for domestic and international tax compliance, tax advice and tax planning, including preparation of tax forms.

 Pre-Approval Policies and Procedures

        The Audit Committee charter requires that the Audit Committee review and approve in advance the retention of our independent registered public accounting firm for all types of audit and non-audit services to be performed for us by our independent registered public accounting firm and approve the fees for such services, other than de minimus non-audit services allowed by relevant law. The Audit Committee may periodically pre-approve the retention of our independent registered public accounting firm for any additional permitted non-audit services. All of the services provided to us by KPMG LLP for which we paid Audit Fees, Audit-Related Fees and Tax Fees, as shown in the table above, were approved by the Audit Committee in accordance with this pre-approval policy and procedure.

Board Recommendation

        The Board of Directors unanimously recommends a vote FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal 2009.

Audit Committee Report

        This report is furnished by the Audit Committee with respect to our financial statements for fiscal 2008. The committee operates pursuant to a written charter.

        The ultimate responsibility for good corporate governance rests with the Board, whose primary roles are oversight, counseling and providing direction to our management in the best long-term interests of Toro and its shareholders. The Audit Committee's purpose is to oversee our accounting and financial reporting processes and the audits of our annual financial statements.

        Our management is responsible for the preparation and presentation of complete and accurate financial statements. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on its audit. Our independent registered public accounting firm is also responsible for auditing our internal control over financial reporting.

        In performing its oversight role, the Audit Committee has reviewed and discussed with management our audited financial statements for fiscal 2008. Management represented to the committee that our consolidated financial statements were prepared in accordance with United States generally accepted accounting principles. The committee has discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor's Communication With Those Charged With Governance, as in effect for fiscal 2008. The committee has received the written disclosures and the letter from KPMG LLP required by the Public Company Accounting Oversight Board independence and ethics rule, Rule 3526 (Communication with Audit Committees Concerning Independence), as in effect for fiscal 2008. The committee has discussed with KPMG LLP its independence and concluded that the independent registered public accounting firm is independent from Toro and our management.

        Based on the review and discussions referred to in the foregoing paragraph, in reliance on the unqualified opinion of KPMG LLP regarding our audited financial statements, and subject to the limitations on the role and responsibilities of the Audit Committee in its charter, the Audit Committee recommended to the Board that our audited financial statements for fiscal 2008 be included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2008, for filing with the SEC.

Audit Committee:
Janet K. Cooper (Chair)
Robert C. Buhrmaster
Winslow H. Buxton
Gary L. Ellis
Robert H. Nassau
Inge G. Thulin

 OTHER INFORMATION

Shareholder Proposals and Director Nominations for the 2010 Annual Meeting

        The 2010 Annual Meeting is expected to be held on March 16, 2010. In order for a shareholder proposal to be included in our proxy statement for the 2010 Annual Meeting, (i) our Vice President, Secretary and General Counsel must receive such proposal no later than the close of business on October 6, 2009, unless the date of the 2010 Annual Meeting is delayed by more than 30 calendar days; and (ii) such proposal must satisfy all of the requirements of, and not otherwise be permitted to be excluded under, Rule 14a-8 promulgated by the SEC and our Amended and Restated Bylaws.

        Under our Amended and Restated Bylaws, in order for a shareholder to nominate one or more persons for election to the Board at the 2010 Annual Meeting or bring any other business before the 2010 Annual Meeting, complete and timely notice must be given in writing and in proper form to our Vice President, Secretary and General Counsel not later than December 18, 2009 nor earlier than November 18, 2009. However, if the date of the 2010 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date of the 2009 Annual Meeting, such notice must be delivered not earlier than the 120th day prior to the date of the rescheduled 2010 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the rescheduled 2010 Annual Meeting or the 10th day following the day on which we first make public announcement of the date of the rescheduled 2010 Annual Meeting. Any notice must contain the specific information required by our Amended and Restated Bylaws, including, among other things, information about any proposed nominee and his or her relationships with the shareholder submitting the nomination; information about any agreements, arrangements or understandings the shareholder may have with any proposed nominee or other parties relating to the nomination or other proposal; and information about the interests that the shareholder has related to Toro and our shares, including as a result of, among other things, derivative securities, voting arrangements, short positions or other interests. Such information must be updated as of the record date for the 2010 Annual Meeting and as of the date that is eight business days prior to the date of the 2010 Annual Meeting. This summary information regarding our Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws. A copy of our Amended and Restated Bylaws can be found on our website at www.thetorocompany.com (select the "Investor Information" link and then the "Corporate Governance" link) or is available upon request to our Vice President, Secretary and General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at (888) 237-3054, or by email to invest@toro.com. If a nomination or proposal is not timely and properly made in accordance with the procedures set forth in our Amended and Restated Bylaws, or does not contain the specific information required by our Amended and Restated Bylaws, such nomination or proposal will be defective and will not be brought before the 2010 Annual Meeting. If a nomination or proposal is nonetheless brought before the 2010 Annual Meeting and the Chairman does not exercise the power and duty to declare the nomination or proposal defective, the persons named in the proxy may use their discretionary voting with respect to your nomination or proposal.

 Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or Annual Report on Form 10-K may have been sent to multiple shareholders at a shared address. Additional copies of this proxy statement and our Annual Report on Form 10-K are available upon request to our Vice President, Secretary and General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196, by telephone at (888) 237-3054, or by email to invest@toro.com. Any shareholder who wants to receive separate copies of our proxy statement or Annual Report on Form 10-K in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact his, her or its bank, broker or other nominee record holder. A copy of these documents may also be downloaded and printed from our website at www.thetorocompany.com/proxy.

Annual Report

        A copy of Toro's Annual Report on Form 10-K for the fiscal year ended October 31, 2008, as filed with the SEC, will be sent to any shareholder, without charge, upon written request to our Vice President, Secretary and General Counsel at 8111 Lyndale Avenue South, Bloomington, Minnesota, 55420-1196. You may also obtain our Annual Report on Form 10-K on the Internet at the SEC's website, www.sec.gov, or on our website at www.thetorocompany.com/proxy. Our Fiscal Year 2008 Annual Report, which contains information about our businesses but is not part of our disclosure deemed to be filed with the SEC, is also available on our website at www.thetorocompany.com/proxy.

Cost and Method of Solicitation

        We will pay the cost of soliciting proxies and may make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to beneficial owners of our common stock. We will reimburse these third-parties for reasonable out-of-pocket expenses. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, electronic transmission and personally. Our directors, officers and employees will not receive compensation for such services other than regular employee compensation. We have retained Morrow & Co. for an estimated fee of $7,500, plus out of pocket expenses, to assist in distributing proxy materials and soliciting proxies.

Dated: February 3, 2009
BY ORDER OF THE BOARD OF DIRECTORS

TIMOTHY P. DORDELL Vice President, Secretary and General Counsel

Appendix

THE TORO COMPANY

2000 DIRECTORS STOCK PLAN

(As Amended January 20, 2009)

1.             Purpose of the Plan.  The purpose of The Toro Company 2000 Directors Stock Plan (“Plan”) is to enable The Toro Company (the “Company”) to attract and retain experienced and knowledgeable directors to serve on the Board of Directors of the Company or its subsidiaries, and to further align their interests with those of the stockholders of the Company by providing for or increasing their stock ownership interests in the Company.  It is intended that the Plan be interpreted so that transactions under the Plan are exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the extent applicable.

2.             Eligibility.  All members of the Company’s Board of Directors who are not current employees of the Company or any of its subsidiaries (“Nonemployee Directors”) are eligible to participate in the Plan.

3.             Plan Awards.

a.             Directors Shares.  To carry out the purposes of the Plan, the Company shall, on the first business day of each fiscal year, issue to each person who is then a Nonemployee Director, shares of the Company’s Common Stock, $1.00 par value (the “Common Stock”), in an amount equal to $20,000 divided by the fair market value of one share of Common Stock rounded down to the greatest number of whole shares (“Directors Shares”), subject to adjustment as provided in Section 5 hereof.  Fair market value for this purpose shall be the average of the 4 p.m. Eastern Time closing prices of the Common Stock as reported by the New York Stock Exchange for each of the trading days in the three calendar months immediately prior to the date of issue of the Directors Shares.

b.             Directors Options.

i.              Annual Grant.  Subject to the terms and conditions of this Section 3.b., on the first business day of each fiscal year, the Company shall grant to each person who is then a Nonemployee Director, a nonqualified option to purchase shares of the Common Stock (a “Directors Option”).  Each such option shall have a grant date fair value of $40,000, determined using a standard Black-Scholes, binomial or monte carlo valuation formula, based on assumptions consistent with those used to value option grants disclosed under Schedule 14A under the Securities Exchange Act of 1934, or successor requirements, for the business day prior to the date of grant.

ii.             Vesting, Transferability and Exercisability.

(a)           Vesting.  Except as provided in Sections 3.b.ii.(c)(1) and (2) and Section 6, Directors Options shall vest and become exercisable in three equal installments on each of the first, second and third anniversaries following the date of grant, and shall remain exercisable for a term of ten years after the date of grant.

(b)           No Transfer.   No Directors Option shall be assigned or transferred, except by will or the laws of descent and distribution.  An option so transferred may be exercised after the death of the individual to whom it is granted only by such individual’s legal representatives, heirs or legatees, not later than the earlier of the date the option expires or one year after the date of death of such individual, and only with respect to an option exercisable at the time of death.

(c)           Exercise.  During the lifetime of a Nonemployee Director, Directors Options held by such individual may be exercised only by the Nonemployee Director and only while serving as a member of the Board of Directors of the Company and only if the Nonemployee Director has been continuously so serving since the date such options were granted, except as follows:

(1)           Disability or Death.  In the event of disability or death of a Nonemployee Director, all outstanding unvested options shall vest effective as of the date of death or termination of service by reason of disability, and all such vested options may be exercised by such individual or his or her legal representatives not later than the earlier of the date the option expires or one year after the date such service as a Nonemployee Director ceases by reason of disability or death.

(2)           Termination.  If a Nonemployee Director has served as a member of the Board of Directors for ten full fiscal years or longer and terminates service on the Board, (A) outstanding unvested options shall remain outstanding and continue to vest in accordance with their terms, and (B) the Nonemployee Director may exercise all such vested outstanding options for up to four years after the date of termination, but not later than the date an option expires.  If a Nonemployee Director has served as a member of the Board of Directors for less than ten years and terminates service on the Board, (C) all unvested options shall expire and be canceled and (D) the Nonemployee Director may exercise any vested outstanding options for up to three months after the date of termination, but not later than the date an option expires.

(d)           Methods of Exercise and Payment of Exercise Price.  Subject to the terms and conditions of the Plan and the terms and conditions of the option agreement, a vested option may be exercised in whole at any time or in part from time to time, by delivery to the Company at its principal office of a written notice of exercise specifying the number of shares with respect to which the option is being exercised, accompanied by payment in full of the exercise price for shares to be purchased at that time.  Payment may be made (1) in cash, (2) by tendering (either actually or by attestation) shares of Common Stock already owned for at least six months (or shorter period necessary to avoid a charge to the Company’s earnings for financial statement purposes) valued at the fair market value of the Common Stock on the date of exercise, (3) in a combination of cash and Common Stock or (4) by delivery of a notice of exercise of options, together with irrevocable instructions, approved in advance by proper officers of the Company, (A) to a brokerage firm designated by the Company, to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any related tax withholding obligations and (B) to the Company, to deliver certificates for such purchased shares directly to such brokerage firm, all in accordance with regulations of the Federal Reserve Board.

No shares of Common Stock shall be issued until full payment has been made.

c.             Share Proration.  If, on any date on which Directors Shares are to be issued pursuant to Section 3.a. or Directors Options are to be granted pursuant to Section 3.b., the number of shares of Common Stock is insufficient for the issuance of the entire number of shares to be issued or for the grant of the entire number of options, as calculated in accordance with Section 3.a. or Section 3.b., respectively, then the number of shares to be issued and options to be granted to each Nonemployee Director entitled to receive Directors Shares or Directors Options on such date shall be such Nonemployee Director’s proportionate share of the available number of shares and options (rounded down to the greatest number of whole shares), provided that if a sufficient number of shares of Common Stock is available to issue all of the Directors Shares, then the entire number of Directors Shares shall be issued first and the number of shares to be subjected to options shall be prorated in accordance with this section.

4.             Shares in Lieu of Fees.  A Nonemployee Director shall have the right to elect to receive shares of Common Stock in lieu of annual retainer and meeting fees otherwise payable in cash.  The election to receive Common Stock shall be made prior to the date fees are otherwise scheduled to be paid but not later than May 31 of the calendar year for which the fees are to be paid.  Fees that are earned after the date a director makes an election shall be reserved through

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the rest of the calendar year and shares shall be issued in December of that year.  The number of shares to be issued shall be determined by dividing the dollar amount of reserved fees by the 4 p.m. Eastern Time closing price of one share of Common Stock as reported by the New York Stock Exchange for the date that the shares are issued.

5.             Stock Subject to Plan.  Subject to adjustment as provided in this paragraph and subject to increase by amendment of the Plan, the total number of shares of Common Stock reserved and available for issuance in connection with the Plan shall be 455,000 shares.  If any Directors Option granted hereunder expires unexercised, terminates, is exchanged for other options without the issuance of shares of Common Stock or is exercised by delivery or constructive delivery of shares of Common Stock already owned by the option holder, the shares of Common Stock reserved for issuance pursuant to such option shall, to the extent of any such termination or to the extent the shares covered by an option are not issued or used, again be available for option grants under the Plan, unless prohibited by applicable law or regulation.  Any shares issued by the Company in connection with the assumption or substitution of outstanding option grants from any acquired corporation shall not reduce the shares available for stock awards or option grants under the Plan.  In the event of a corporate transaction involving the Company, the Common Stock or the Company’s corporate or capital structure, including but not limited to any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, reclassification, split-up, spin-off, combination or exchange of shares, or a sale of the Company or of all or part of its assets or any distribution to stockholders other than a normal cash dividend, the Committee shall make such proportional adjustments as are necessary to preserve the benefits or potential benefits of the Directors Shares and Directors Options. Action by the Committee may include all or any adjustment in (a) the maximum number and kind of securities subject to the Plan as set forth in this paragraph; (b) the maximum number and kind of securities that may be made subject to Directors Options and the determination of the number or kind of Directors Shares; (c) the number and kind of securities subject to any outstanding Directors Option; and (d) any other adjustments that the Committee determines to be equitable.

6.             Change of Control.  In the event of a Change of Control of the Company as hereinafter defined, all Directors Options shall fully vest, and be exercisable in their entirety immediately, and notwithstanding any other provisions of the Plan, shall continue to be exercisable for three years following the Change of Control, but not later than ten years after the date of grant.

Change of Control means:

a.             The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 15% or more of either (i) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection a., the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection c. of this Section 6; or

b.             Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose,

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any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

c.             Consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or stock of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

d.             Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

7.             Administration of the Plan.  The Plan shall be administered by a committee composed of those members of the Board of Directors of the Company who are also employees of the Company (the “Committee”).  The Committee shall have the authority to carry out all provisions of the Plan; provided, however, that it shall have no discretion to determine which Nonemployee Directors may receive Directors Shares or Directors Options or to set the value of such Directors Shares or Directors Options, other than to make the calculations required by Section 3.a., Section 3.b. or Section 5.

8.             Tax Withholding.  The Company shall have the right to deduct from any settlement made under the Plan, including the exercise of an option or the sale of shares of Common Stock, any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to require the option holder to pay the amount of any such taxes or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.  If Common Stock is withheld or surrendered to satisfy tax withholding, such stock shall be valued at its fair market value as of the date such Common Stock is withheld or surrendered.  The Company may also deduct from any such settlement any other amounts due the Company by the option holder.

9.             Effective Date and Term of Plan.  The Plan first became effective March 14, 2001 and shall end March 12, 2011, unless terminated earlier by action of the Board of Directors.

10.           Amendment.  The Board may amend, suspend or terminate the Plan at any time, with or without advance notice to Plan participants.  The effective date of any amendment to the Plan shall be the date of its adoption by the Board of Directors, subject to stockholder approval, if

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required.  No amendment of the Plan shall adversely affect in a material manner any right of any option holder with respect to any option theretofore granted without such option holder’s written consent.

11.           Governing Law.  The Plan, Directors Shares, Directors Options and agreements entered into under the Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan or an option or an award or agreement to the substantive law of another jurisdiction.

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8111 LYNDALE AVENUE SOUTH BLOOMINGTON, MN 55420 There are three ways to vote your Proxy. Your telephone or Internet vote authorizes M.J. Hoffman and T.P. Dordell, or either of them (the Named Proxies), to vote these shares in the same manner as if you marked, signed, dated and returned your Proxy card. VOTE BY PHONE - 1-800-690-6903 QUICK***EASY***IMMEDIATE Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (ET) on March 17, 2009. Have your proxy card in hand when you call and then follow the instructions. VOTE BY INTERNET -www.proxyvote.com QUICK***EASY***IMMEDIATE Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. (ET) on March 17, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by The Toro Company in mailing proxy materials, you can consent to receive all future proxy materials, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Toro Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you voted by telephone or Internet, please do not mail your proxy card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: TOROC1KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY Signature (Joint Owners)Signature [PLEASE SIGN WITHIN BOX] DateDate nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Against Abstain For address changes and/or comments, please check this box and write them on the back where indicated. For Withhold All Except 0 0 0 0 0 0 0 0 0 0 authorized for issuance under the plan by 65,000. Ratify the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2009. Election of the following three nominees as Directors for a three-year term: FOR all nominees for Director and FOR Proposals 2 and 3. VOTED FOR ALL NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3. ) 01) Janet K. Cooper ) Gary L. Ellis ) To withhold authority to vote for any individual For All For All Vote on Proposals 2. Approve an amendment to The Toro Company 2000 Directors Stock Plan to increase the number of shares of our common stock 3. Vote on Directors 1. THE TORO COMPANY The Board of Directors Recommends a Vote THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE Please sign exactly as your name(s) appear(s on this Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. 0203Gregg W. Steinhafel

THE TORO COMPANY ANNUAL MEETING OF SHAREHOLDERS Wednesday, March 18, 2009 1:30 p.m. CDT The Toro Company 8111 Lyndale Avenue South Bloomington, MN 55420 Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement for the Annual Meeting of Shareholders on March 18, 2009 and our 2008 Annual Report are available at www.thetorocompany.com/proxy TOROC2 Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) The shares of stock held in this account or in a dividend reinvestment account will be voted as you specify on the reverse side or by telephone or Internet. Shares held in employee benefit plans for which a Proxy is not received will be voted by the trustee in the same proportion as votes actually cast by plan participants. If no choice is specified, the Proxy will be voted "FOR" all nominees for Director and "FOR" Proposals 2 and 3. By signing, dating and returning this Proxy card, you revoke all prior proxies, including any Proxy previously given substitution, to vote these shares on the matters shown on the reverse side and on any other matter which may properly come before the Annual Meeting and all adjournments or postponements of the meeting. 8111 Lyndale Avenue South Bloomington, MN 55420 Proxy See reverse for voting instructions. This Proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on March 18, 2009. by telephone or Internet, and appoint M.J. Hoffman and T.P. Dordell, or either of them, with full power of The Toro Company